This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                 ===============================================

                                 COMPLETE APPRAISAL
                                 OF REAL PROPERTY

                                 Campus Point
                                 1880 Campus Commons Drive
                                 Reston, Fairfax County, Virginia

                                 ===============================================

                                 IN A SELF-CONTAINED REPORT
                                 As of July 1, 1997

                                 Prepared For:

                                 Goldman Sachs Mortgage Company
                                 85 Broad Street
                                 New York, New York 10004

                                 Prepared By:

                                 Cushman & Wakefield of Washington, D.C., Inc. Valuation Advisory Services
                                 1875 Eye Street, NW
                                 Suite 700
                                 Washington, D.C. 20006

Cushman & Wakefield of Washington, D.C., Inc.                CUSHMAN &
1875 Eye Street, N.W., Suite 700                            WAKEFIELD(R)
Washington, D.C. 20006                               A ROCKEFELLER GROUP COMPANY
(202) 467-0600

June 18, 1997

Mr.  Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

RE: Complete Appraisal of Real Property
    Campus Point
    1880 Campus Commons Drive
    Reston, Fairfax County, Virginia

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, D.C., Inc. is pleased to transmit our appraisal report estimating the market value of the leased fee estate in the referenced real property.

      As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for the specified use of the Client. It may not be distributed to or relied upon by other persons or entities without the written permission of the Cushman & Wakefield of Washington, D.C., Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected and the report prepared by Kelly J. Small under the supervision of Donald R. Morris, MAI.

      As a result of our analysis, we estimate the market value of the leased fee estate in the referenced property and subject to the assumptions, limiting conditions, certifications and definitions set forth herein, as of July 1, 1997, to be:

               TWENTY THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                   $23,300,000

Mr. Sheridan Schechner
June 18, 1997                                                Page 2

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

      Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about 12 months.

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C. INC.


/s/ Kelly J. Small
Kelly J. Small
Appraiser
Valuation Advisory Services


/s/ Donald Morris
Donald R. Morris, MAI
Manager, Director
Valuation Advisory Services
State of Virginia Certified General Appraiser No. 4001-002465

--------------------------------------------------------------------------------

                            COMMONWEALTH OF VIRGINIA

                                Donald R. Morris
                                No. 4001-002465

                               Certified General
                                  Real Estate
                                   Appraiser

--------------------------------------------------------------------------------

                                                              CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                                Campus Point

Location:                                     1880 Campus Common Drive

General Overview:                             This is modern two-story office
                                              building built in 1985 on a 10.5
                                              acre site.  The building contains
                                              172,448 net rentable square feet
                                              of building area with surface
                                              parking for 648 vehicles.  On the
                                              effective date of appraisal, the
                                              entire building was leased to a
                                              single tenant..

Interest Appraised:                           Leased fee estate

Date of Value:                                July 1, 1997

Date of Inspection:                           June 15, 1997

Ownership:                                    R, F & P Land I, Inc.

Highest and Best Use:                         Office development, as market
                                              conditions permit

Value Indicators
  Sales Comparison Approach:                  $23,300,000 to $23,600,000
                                              (rounded)
     Value Per Square Foot:                   $135 to $137
  Indicated Value:                            $23,500,000

  Income Capitalization Approach
     Estimated Market Rental Rate:            $15.00 SF, Triple Net
     Stabilized Vacancy Rate:                 4.5%
     Effective Gross Income:                  $2,919,065
     Operating Expenses                       $579,820
     Real Estate Taxes:                       $226,531
     Net Operating Income:                    $2,339,245
     Estimated Vacancy Between Tenants        9 months
     Free Rent:                               None
     Probability of Renewal:                  60%
     Tenant Improvement Allowance
       Shell Space:                           N/A
       New Tenants in Previously
         Occupied Space                       $10.00 per square foot
       Renewal Tenants in Same Space:         $5.00 per square foot
     Estimated Market Rental Growth Rate      3.5%
     Estimated Expense Growth Rate:           3.5%
     Estimated Real Estate Tax Growth Rate:   3.5%
     Reversion Year Capitalization Rate       10.0%
     Transaction Costs in Reversion Sale:     3.0%


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------
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                                        Summary Of Salient Facts And Conclusions
================================================================================

          Discount Rate:                       12.0%
       Indicated Value:                        $23,300,000

     Value Conclusion:                         $23,300,000
       Value Per Square Foot:                  $135.11 (Net Rentable Area)
       Implicit Capitalization Rate:           10.0%

     Special Assumptions Affecting Valuation:

      1. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------
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                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                           Front View of the Subject


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                              Rear view of Subject

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                    Looking East Along Campus Commons Drive


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                    Looking West Along Campus Commons Drive

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ................................................................ 1
       Identification of Property ........................................... 1
       Property Ownership and Recent History ................................ 1
       Purpose and Function of Appraisal .................................... 1
       Extent of the Appraisal Process ...................................... 1
       Date of Value and Property Inspection ................................ 1
       Property Rights Appraised ............................................ 1
       Definitions of Value, Interest Appraised,
          and Other Pertinent Terms ......................................... 2
       Legal Description .................................................... 3

REGIONAL ANALYSIS ........................................................... 4

NEIGHBORHOOD ANALYSIS ...................................................... 19

OFFICE MARKET ANALYSIS ..................................................... 24

PROPERTY DESCRIPTION ....................................................... 35
       Site Description .................................................... 35
       Improvements Description ............................................ 36

REAL ESTATE TAXES AND ASSESSMENTS .......................................... 39

ZONING ..................................................................... 41

HIGHEST AND BEST USE ANALYSIS .............................................. 43

VALUATION PROCESS .......................................................... 45

SALES COMPARISON APPROACH .................................................. 46

INCOME APPROACH ............................................................ 51

RECONCILIATION AND FINAL VALUE ESTIMATE .................................... 64

ASSUMPTIONS AND LIMITING CONDITIONS ........................................ 66

CERTIFICATION OF APPRAISAL ................................................. 68

ADDENDA .................................................................... 69

                                                                    Introduction
================================================================================

Identification of Property

      The subject property is a two-story office building known as Campus Point which is located at 1880 Campus Commons Drive in Reston, Fairfax County, Virginia. The building contains 174,448 square feet and is situated on a 10.5 acre parcel. The building is modern in appearance and functional in design. As of the date of inspection, the property was 100 percent occupied by a single tenant (Bell Atlantic).

Property Ownership and Recent History

      The property is owned by RF&P Land I, Inc., who acquired the site in December 1994 for $20,268,000 from CDCC Associates Limited Partnership. At the time of sale, the property was full leased to the current tenant (Bell Atlantic) at a rental rate of $13.25 per square foot, triple net. Since 1994, the office market in Northern Virginia has improved significantly, with increasing rents and decreasing vacancy, as will be depicted in the Office Market Analysis section. Thus, the difference between the price paid for the property and our value conclusion is attributable to improving market conditions. It is our understanding that this property, along with a much larger portfolio, is being transferred for securitization purposes. We were not provided with any details on this pending transaction.

Purpose and Function of Appraisal

      The purpose of the appraisal is to estimate the market value of the leased fee estate. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      |_| Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with property management.

      |_| Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      |_| Reviewed a detailed history of income and expense and a budget forecast for 1997.

      |_| Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      |_| Prepared an estimate of stabilized income and expense (for capitalization purposes).

      |_| Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      |_|   prepared the Sales Comparison and Income Approaches to value.

================================================================================


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                                                                    Introduction
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Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on June 18, 1997.

Property Rights Appraised

      The rights being valued are the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            (1)   Buyer and seller are typically motivated;
            (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;
            (3)   A reasonable time is allowed for exposure in the open market;
            (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
            (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market." Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      Based on the improved sales data presented in this document, coupled with our conversations with local property owners, brokers and management firms, we have estimated the appropriate exposure time would have been 12 months for the property.

      Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale. We estimated marketing time to be approximately 12 months.

================================================================================


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                                                                    Introduction
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      Definitions of pertinent terms taken from the Dictionary of Real Estate
Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:

      Leased Fee Estate

      An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Leasehold Estate

      The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

      Market Rent

      The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

      Cash Equivalent

      A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

      Discounted Cash Flow (DCF) Analysis

      The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present values at a specified yield rate. DCF analysis can be applied with any yield capitalization rate and may be performed on either a lease-by-lease or aggregate basis.

      Legal Description

      The subject is identified as parcel 26-2-01-0009-D among the land records of Fairfax County, Virginia. We were not provided with a metes and bounds description of the site.

================================================================================


                                       -3-
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

                                                               Regional Analysis
================================================================================

Introduction

      The real estate market is affected by a range of supply and demand factors. As examples, the growth trends in population and the number of households affect the general demand for housing, offices, shopping centers, warehouses; the employment opportunities and unemployment levels influence the ability or desire to buy or rent and the quality/cost of the facilities sought; demographics influence the types of units demanded; and general economic conditions affect the attitudes of the populace towards the future.

      The following analysis will review each of the major factors affecting the supply and demand for real estate in the metropolitan area. The discussion is organized to provide the reader with an overview of the area's geographic scope and facilities infrastructure, followed by discussions of the key economic factors affecting supply and demand under the following headings:

            o     Background
            o     Area Definition
            o     Infrastructure
            o     Population
            o     Employment and The Economy
            o     Household Demographics
            o     Recent Trends

Background

      Washington, D.C. is unique among American cities. As our nation's capital, it serves as a focal point for our country both politically and economically. In the role as host city for a major world power, it attracts people from all over the world. Washington has been dubbed a "recession proof" city in that it is insulated, as some have argued, from the full effects of economic ups and downs by the stabilizing influence of the federal government as the area's biggest employer. From the 1950s through the 1980s, the size of government continually increased, which brought about an increase in government employment and population in the Washington area.

Area Definition

      The metropolitan Washington area is all of the Washington Metropolitan Statistical Area (MSA) as defined by the U.S. Department of Commerce, Bureau of the Census, as of June 1983. The Washington MSA includes: District of Columbia; the Maryland Counties of Calvert, Charles, Frederick, Montgomery and Prince George's; the Virginia Counties of Arlington, Fairfax, Loudoun, Prince William and Stafford; and the Virginia independent Cities of Alexandria, Fairfax, Falls Church, Manassas, and Manassas Park. Prior to the 1983 redefinition of the Washington MSA, the Maryland counties of Calvert and Frederick and the Virginia county of Stafford were excluded. The addition of these counties enlarged the metropolitan area from approximately 2,800 square miles to 3,956 square miles. Please refer to the Washington MSA map on the following page.

================================================================================


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

                               [GRAPHIC OMITTED]
                                     [MAP]


                                                              CUSHMAN &
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                                                               Regional Analysis
================================================================================

      Effective December 31, 1992, the Department of Commerce created a new Washington-Baltimore-DC-MD-VA-WV CMSA (consolidated metropolitan statistical area) that includes the primary Washington, D.C. and Baltimore MSAs, plus a new Hagerstown MSA and nine additional counties in Virginia and West Virginia. The expanded market was created to reflect the area's household and employment patterns and is highly touted by economic development agencies. The current Washington, D.C. metropolitan area is the appropriate focus for this analysis, however, since the pertinent market is more localized.

      The population, housing and employment characteristics of the region are best defined by starting at the area's central jurisdictions: the District of Columbia, Arlington County, and the City of Alexandria; then moving outward to the first suburban tier of counties: Fairfax County, City of Fairfax, City of Falls Church, Prince George's County, and Montgomery County; and thence to the outer tier of suburbs: Loudoun County, Prince William County, Manassas and Manassas Park, Frederick County, Calvert County, Charles County, and Stafford County.

Infrastructure

Transportation

      The Capital Beltway (I-495) is one of the most important factors driving development in the Washington area. It has tied the Maryland and Virginia suburbs together and significantly influenced real estate investment patterns. One of the primary results has been a steady rise in land prices in the vicinity of the Beltway. Apartments, light industrial facilities, distribution warehouses, and shopping centers have gone up wherever the Beltway crosses other major highways. Interestingly, closer-in sites have often been by-passed in favor of locations adjacent to the Beltway.

      In addition to the Beltway, Washington is connected to I-95, the major north-south interstate highway that extends most of the length of the Atlantic coast, and I-66, an east-west highway that begins in Washington, D.C. and connects westward to other interstate highways in Virginia and West Virginia.

      The Washington Metropolitan Area Transit Authority (WMATA) provides transit service in Maryland, the District of Columbia, and Virginia, including both rapid rail and bus transportation. The rapid rail network, referred to as MetroRail, will cover 103 miles with 86 stations in D.C., suburban Maryland and Virginia when completed in the late 1990s. The construction of MetroRail has had a major impact on land values around the stations and has spurred dramatic new development, both in downtown Washington and in suburban areas. Major new office and mixed use projects have been built around the Metro stops. In particular, portions of downtown Washington and Arlington County have experienced an economic revitalization due to the opening of MetroRail. Apartment projects often market themselves as being close to MetroRail stations and typically command rents at the high end of the market and achieve higher occupancies as a result. The same could be said for various primary employment centers and major retail facilities.

      In terms of air transportation, the Washington area is served by three major airports: Washington National, Baltimore/Washington International and Washington Dulles International. Washington National, located in Arlington County, is located four and one-

================================================================================


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                                                               Regional Analysis
================================================================================

half miles from the U.S. Capitol, and transports over 16 million passengers per year. The airport was built in the 1940s and is currently undergoing major renovations and expansion, which primarily includes a new terminal building and improved parking.

      Washington Dulles International Airport is bisected by the Loudoun County, Fairfax County line and lies in the western part of the MSA. The Dulles Access Road provides quick access to the airport, along with the Capital Beltway (I-495) which connects Fairfax County to the Washington metropolitan area. The Dulles Toll Road is a commuter road bordering the Dulles Access Road that is being studied for expansion and extension to Leesburg (Route 15) and past
Dulles Airport.

      Opened in 1962, Dulles Airport has been an important factor in the growth of the regional economy of Northern Virginia. In 1985, it became the fastest growing airport in the United States. Currently 19 airlines service the airport with 500 daily departures serving 30,000 passengers. Three major airlines have established regional hubs here including United Airlines, Continental, and Delta Airlines. Further, international carriers including Air France, British Airways, All Nippon Airways, TWA, Lufthansa and Swiss Air.

      The Baltimore/Washington International Airport (BWI) is located in the southern portion of the Baltimore MSA in Anne Arundel County, ten miles from downtown Baltimore, and 30 miles from Washington, D.C. This airport hosts 18 passenger airlines that provide direct air service to 135 cities in the United States and Canada. BWI also provides service to air-freight carriers with its 110,000 square foot air cargo complex. When compared with Dulles and Washington National Airport, BWI services 28 percent of commercial passengers, 38 percent of commercial operations and 57 percent of freight customers. BWI has spawned the development of 15 new business parks and several hotels, has created nearly 10,000 jobs, and has generated a state-wide economic impact of $1.7 billion in the form of business sales made, goods and services purchased, and wages and taxes paid.

Government Services and Structures

      The Washington, D.C. metropolitan area contains fourteen different municipal jurisdictions, including the District of Columbia, ten counties and three cities in two states. Local governments provide typical municipal services found in a major metropolitan area, including welfare and social services, refuse collection, emergency services, public education, and a variety of regulatory functions. Each municipality has its own zoning ordinance and governmental structure.

      In addition to the local governments, the District of Columbia is the headquarters for the federal government. Major federal agencies are located throughout the District of Columbia and many of the surrounding suburbs. The support functions for many agencies have been relocated to the less expensive suburbs.

      The area is also served by several cross-jurisdictional agencies. These include the Maryland National-Capital Park and Planning Commission (MNCPPC) which provides planning and zoning coordination to the Maryland suburbs. The Washington Metropolitan Area Transit Authority (WMATA), which was referred to earlier, is the regional public

================================================================================


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                                                               Regional Analysis
================================================================================

transit authority. The Metropolitan Washington Council of Governments performs studies on metropolitan economic and business issues and promotes the region to outsiders.

Public and Private Amenities

      As the nation's capital, the District of Columbia houses many national museums, monuments, and institutions that attract visitors to the area from around the world. Washington, D.C. is one of the leading tourist destinations for domestic travelers and foreign visitors to the United States.

      In addition, the metropolitan area is a strong supporter of the performing arts. The Kennedy Center is the area's main stage for plays, opera, and symphony presentations, but there are indoor and outdoor stages and theaters in all of the adjacent jurisdictions. Professional athletics are played at RFK Stadium (football) in southeast Washington, D.C. and the U.S. Air Arena (basketball and hockey) in Landover, Maryland. Baseball is played at Oriole Park at Camden Yard in Baltimore.

      The region also offers numerous private and public golf courses, municipal parks, and bicycle and jogging trails. One unique feature of the region's outdoor attractions is the C&O Canal. The canal is maintained as a national park and follows the Maryland side of the Potomac River between Georgetown in northwest Washington, D.C. and Cumberland, Maryland. The Potomac River is an active recreational area for fishing and various kinds of boating.

      The public and private primary schools in the region include many with national standing. The school districts face the typical challenges encountered in urban centers with mixes of high and low income neighborhoods and growing immigrant populations without English language skills. On average, the suburban school districts tend to be better funded than those in the District of Columbia.

      With respect to higher education, the region has a network of nationally recognized universities and regional and community colleges, including George Washington University, Georgetown University, American University, the University of Maryland, Howard University, Gallaudet University, The University of the District of Columbia, Catholic University, George Mason University, and Trinity College.

      In review, the metropolitan area has a well established infrastructure of roadways, light rail and bus systems, airports, attractive business and residential neighborhoods, and many quality of life features that continue to make Washington, D.C. a desirable place to work and live. There are continuing efforts by municipal agencies to improve public transportation, especially the commuter rail system, so as to ease road congestion and lessen air pollution. The District of Columbia and nearby suburban office concentrations remain the area's primary business destinations. Thus, improvement of the public transportation system to facilitate wider access to the District and, more importantly, connecting the suburban business centers is essential for long-term growth.

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                                                               Regional Analysis
================================================================================

Population

      This section will examine the population size and age trends for the metropolitan area. Employment, income, and household related demographics will be reviewed separately.

      According to Market Statistics' 1995 Demographics USA, the Washington, D.C. MSA ranks fifth in the nation in terms of total population. The Washington area increased in population by 20.7 percent between 1980 and 1990, or an average annual rate of 2.1 percent. The rate of growth has slowed somewhat with the population change between 1990 and 1994 having decreased to 1.4 percent. Nonetheless, population growth in the region during the 1980s far exceeded the growth during the 1970s, when the region grew by an average of only 21,000 persons per year. During the 1980s, the region had an average growth of roughly 67,000 persons per year.

      Interestingly, however, while there was an overall increase in population, this increase was by no means uniform within the component jurisdictions of the Washington MSA. The 1980s saw a shift in population from the inner-city and close-in suburbs to the more remote suburban areas. The District of Columbia was the big loser during this period with an average annual decline of 0.5 percent. The annual rate of decline grew to 1.5 percent by 1994.

      In contrast, the inner suburbs had an annual average growth rate of 2.5 percent during the 1980s, with both Fairfax County, Virginia, and Montgomery County, Maryland having growth rates of 3.7 percent and 3.1 percent, respectively. Both counties were the main suburban benefactors of commercial office and retail development for this period and population increases were primarily concentrated in the outer portions of the counties. The growth in these areas has decreased in the 1990s to an annual growth rate of 1.8 percent.

      The largest population increases occurred in the outer suburbs, the areas beyond the first tier communities surrounding the District. The average annual rate of increase in these areas was 4.4 percent. However, the rate of increase has fallen off since 1990 to 3.2 percent, a phenomena concurrent with the slow down in the economy. The chart on the next page presents population data and the average growth rates for the various jurisdictions in the MSA:

================================================================================


                                      -9-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

================================================================================
                               Population Changes
                    1990 Census Estimates Versus 1980 Census
================================================================================
                                                             Annual Average
   Jurisdiction             Population (Thousands)           Growth Rate (%)
                        ========================================================
                          1980      1990     1994 Est     1980-1990   1990-1994
                                                                         Est
================================================================================
District of Columbia     638.3      606.9       570.2      -0.4919     -2.0157
--------------------------------------------------------------------------------
Arlington County         152.6      170.9       171.4       1.1992      0.0975
--------------------------------------------------------------------------------
City of Alexandria       103.2      111.2       114.3       0.7752      0.9293
================================================================================
Central Jurisdictions    894.1        889       855.9      -0.0570     -1.2411
================================================================================
Fairfax County           596.9      818.6       910.1       3.7142      3.7259
--------------------------------------------------------------------------------
City of Fairfax           19.4       19.6        19.6       0.1031      0.0000
--------------------------------------------------------------------------------
City of Falls Church       9.5        9.6         9.6       0.1053      0.0000
--------------------------------------------------------------------------------
Montgomery County        579.1        757       797.4       3.0720      1.7790
--------------------------------------------------------------------------------
Prince George's County   665.1      729.3       764.7       0.9653      1.6180
================================================================================
Inner Suburban Area       1870     2334.1      2501.4       2.4818      2.3892
================================================================================
Loudoun County            57.4       86.1        96.1       5.0000      3.8715
--------------------------------------------------------------------------------
Prince William County    144.7      215.7       246.3       4.9067      4.7288
--------------------------------------------------------------------------------
Cities of Manassas/         22       34.7        40.6       5.7727      5.6676
Manassas Park
--------------------------------------------------------------------------------
Frederick County         114.8      150.2       164.2       3.0836      3.1070
--------------------------------------------------------------------------------
Calvert County            34.6       51.4          60       4.8555      5.5772
--------------------------------------------------------------------------------
Charles County            72.7      101.2       109.7       3.9202      2.7997
--------------------------------------------------------------------------------
Stafford County           40.5       61.2        74.2       5.1111      7.0806
================================================================================
Outer Suburban Area      486.7      700.5       791.1       4.3929      4.3112
================================================================================
METRO AREA TOTAL        3250.8     3923.6      4148.4       2.0696      1.9098
================================================================================

Source: U.S. Census Data and 1994 Estimate Provided By Equifax National Decision
        Systems, Inc.
Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

      We noted earlier that the District of Columbia actually lost population over the past ten years while the suburban areas actually grew. It is important to note, however, that this phenomenon is being seen in most major metropolitan areas in the United States. Nevertheless, in relative terms, the population decreases in Washington, D.C. versus population increases in suburban areas are significantly less than that seen in other parts of the country, thus attesting to the continuing strength and viability, albeit somewhat lessened given the more recent recessionary trends, of the metropolitan area's inner city.

Age Distribution

      As can be seen in the following chart, the percentage of the region's infant and elderly populations increased between 1980 and 1990. Interestingly, however, the number of working aged residents increased the most in absolute numbers. The number of youths and teenagers shrank. The table on the following page displays the data.

================================================================================


                                      -10-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

   =========================================================================
                           Population Trends By Age
                       (Council of Governments Members)
   =========================================================================
                           1980                 1990             % Change
   =========================================================================
    0 to 4 Years          192,372              262,578             +36.5%
   -------------------------------------------------------------------------
    5 to 17 Years         636,733              585,949              -7.2%
   -------------------------------------------------------------------------
   18 to 64 Years       2,020,989            2,509,056            + 24.1%
   -------------------------------------------------------------------------
   Over 65 Years          235,875              317,538             +34.6%
   =========================================================================

Source: 1980 and 1990 Census Data; Metropolitan Washington Council of
        Govemments: Where We Live: Housing and Household Characteristics in the Washington Metropolitan Region, April, 1993.

      The District of Columbia was the only major jurisdiction to lose working age adults (down 1.9 percent). The largest gains among working age adults were in the inner suburbs of Montgomery and Prince George's County in Maryland and Arlington, Fairfax, and Loudoun Counties in Virginia. The increases in the elderly population were spread across all municipalities.

      As of the 1990 Census, the population was distributed with 21 percent under 30 years, 39 percent between the ages of 30 and 49 years, and 12 percent between 50 and 64 years of age. These are the key working age groupings.

Employment and The Economy

      The employment picture has a very significant effect on the demand for real estate. High unemployment rates and business downsizing, for example, reduce the number of households able to buy homes. Similarly, a growth economy creates increasing demand for goods and services. This section will review the recent trends and the outlook for employment in the Washington, D.C. region.

Employment Characteristics

      The table on the next page shows the area's total employment as a percent of total employment for each industry group for the past eight years, and the year-to-year growth rates in total employment.

================================================================================


                                      -11-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

==================================================================================================================
                                              Non-Agricultural Employment
                                          Percent Share of Total Employment (%)
==================================================================================================================
   Industry                1988      1989      1990      1991      1992      1993       1994      1995    Annual
                                                                                                 (Dec)   Growth %
==================================================================================================================
Manufacturing               4.1       4.0       3.9       3.8       3.6       4.0        3.9       4.9      2.4
------------------------------------------------------------------------------------------------------------------
Construction                6.6       6.6       6.0       4.8       4.4       4.4        4.8       4.0     -4.9
------------------------------------------------------------------------------------------------------------------
T.C.U. (1)                  4.9       4.9       4.8       4.8       4.7       4.5        4.6       4.5     -1.0
------------------------------------------------------------------------------------------------------------------
Wholesale Trade             3.6       3.5       3.5       3.4       3.3       3.3        3.3       3.2     -1.4
------------------------------------------------------------------------------------------------------------------
Retail Trade               16.2      16.1      15.9      15.6      15.4      15.6       15.7      16.6      0.3
------------------------------------------------------------------------------------------------------------------
F.I.R.E. (2)                5.9       5.8       5.9       5.9       5.8       5.7        5.9       5.5     -0.8
------------------------------------------------------------------------------------------------------------------
Services                   32.4      33.0      33.7      34.3      34.9      35.1       35.4      36.3      1.5
------------------------------------------------------------------------------------------------------------------
State Government            3.7       3.6       3.6       3.6       3.6       3.7        3.6       3.4     -1.0
------------------------------------------------------------------------------------------------------------------
Local Government            6.0       6.1       6.4       6.7       6.7       6.9        6.9       7.3      2.7
------------------------------------------------------------------------------------------------------------------
Federal Government         16.6      16.4      16.3      17.1      17.5      16.8       15.9      14.4     -1.7
==================================================================================================================
  Total Employment      2,167.2   2,226.7   2,242.6   2,190.5   2,186.8   2,317.1    2,373.1   2,425.2      1.5
      (Thousands)
==================================================================================================================
Yr-to-Yr Growth (%)         N/A     + 2.7     + 0.7      -2.3      -0.2     + 5.6      + 2.4     + 2.2      N/A
==================================================================================================================

      (1) Transportation, Communications, Utilities
      (2) Finance, Insurance, Real Estate

      Source: U.S. Department of Labor, Bureau of Labor Statistics, Wage and
              Salary Employment, 1988-1993; Obtained From the District of Columbia Department of Employment Services

      The region enjoyed a period of unusual growth during the 1980s. The peak year for job growth in the region was 1984, when growth reached 107,000 jobs. The growth fell to 100,000 in 1985, and to 82,000 jobs in 1986. From 1986 to 1988, job growth settled at around 80,000 to 90,000 jobs per year, or in the four percent range. Job growth dropped to 59,500 jobs (2.9 percent) in 1989, and declined by another two percent to only 15,900 jobs in 1990. By this time, the economy was being affected by the national recession with the area's total employment declining by 52, 100 jobs (minus 2.3 percent) in 1991 and remaining relatively flat in 1992. From 1992 to 1993, however, the area experienced 5.6 percent growth. This growth was found in the suburban areas as opposed to the District of Columbia and was evenly distributed through all industry types. The average growth rate for the 1988 to 1995 period reflects a 1.5 percent per year average.

      During 1994, employment in Northern Virginia grew by a strong 3.5 percent but in the Maryland suburbs, the figure was only 2.1 percent while for the District of Columbia it was less than 1 percent. Job growth in the region fell below the average for the nation of 2.5 percent.

      Although the federal government has historically been the major employer in the region, its share of employment has remained around 15 to 17 percent. The aggregate federal employment grew at an average annual rate of 1.7 percent between 1988 and 1995 and was 14.4 percent of total civilian employment in 1995.

      The most dramatic change in employment in the Washington area has been in the private sector, particularly the emergence of the service industry as the fastest growing and now largest employment opportunity. In 1960, the services industry employed 18

================================================================================


                                      -12-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

percent of all non-agricultural workers and has grown to 36.3 percent by 1995. Retail and wholesale trades have maintained a steady portion of total employment, thus indicating that employment in these sectors expands and contracts with the economy.

      Construction employment fell dramatically in 1991. The construction boom of the late 1980s came to an abrupt halt by late 1990, and the percent share of employment held by the construction sector fell from 6.6 percent in 1988 and 1989 to 4.0 percent in 1995. The average annual rate of decline over the period was 4.9 percent.

      We noted earlier a growing diversification of the area's employment base. The following list of major employers in the Washington area reflects the growing diversity of the local economy, the continuing influence of educational institutions, and the emergence of service-oriented firms.

           ===========================================================
                            Largest Private Employers
                     Ranked by Total Employees in Metro Area
           ===========================================================
                                                           Metro Area
            Rank               Company Name                Employees
           ===========================================================
              1    Inova Health Systems                        9,500
           -----------------------------------------------------------
              2    Hechts                                      8,000
           -----------------------------------------------------------
              3    Medlantic Healthcare Group                  6,000
           -----------------------------------------------------------
              4    Long & Foster Real Estate                   5,300
           -----------------------------------------------------------
              5    Shoppers Food Warehouse                     3,800
           -----------------------------------------------------------
              6    Booz Allen & Hamilton                       3,100
           -----------------------------------------------------------
              7    Dyncorp                                     3,000
           -----------------------------------------------------------
              8    Holy Cross Hospital                         2,300
           -----------------------------------------------------------
              9    Providence Hospital                         2,000
           -----------------------------------------------------------
             10    Alexandria Hospital                         1,742
           ===========================================================

            Source: Washington Business Journal, November 17-23, 1995

      If the federal government were included in the above list, the Department of Defense would be the largest local employer, with over 86,000 employees. The next closest is the Department of Health and Human Services with over 30,000 employees. The Treasury, Justice, Postal Service, and Commerce Departments all have over 20,000 employees, and are larger individual employers than any other local private firm.

      The local governments are also major employers in the region. For example, the City of Alexandria had over 5,100 employees between the city government, Alexandria Hospital, and the public school system. Arlington, Fairfax, and Loudoun Counties have, respectively, over 6,800, 25,500, and 3,900 employees for the same functions. Montgomery County and Prince George's Counties are similarly large local employers.

================================================================================


                                      -13-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Unemployment Rates

      According to the Census reports, the Washington region has one of the highest labor force participation rates in the country, with more than 75 percent of the population between the ages of 16 and 65 being part of the labor pool. This is ten percent higher than the national average.

      For most of the 1980s, the demand for workers was increasing at a faster rate than the number of workers in the area, causing a labor shortage. The 1991 through 1993 recession, however, halted job growth in the area and drove up unemployment rates. The related statistics are summarized below.

================================================================================
                               Unemployment Rates
================================================================================
Year        1988    1989   1990   1991   1992   1993   1994   1995
                                                              (Nov)
================================================================================
Washington  2.9%    2.7%   3.4%   4.5%   5.0%   4.5%   4.1%   3.9%
MSA
--------------------------------------------------------------------------------
United      5.5%    5.3%   5.5%   6.7%   7.4%   6.8%   6.1%   5.3%
States
================================================================================

Source: Metropolitan Council of Governments: Economic Trends in Metropolitan
       Washington, 1988-1991 (The unemployment rates are not seasonally adjusted.) Updated figures including 1992 through year-to-date 1995 obtained from the District of Columbia Department of Employment Services.

      The outlook for employment in the region continues to be strong despite the recent recession. Obviously, federal and local government employment is a major contributor to the region's stability. Most of the swings in employment have been experienced in the construction trades and retail employment. These last two sectors are expected to remain soft for the next few years with slow gains made as the economy stabilizes and demand for new housing and commercial construction increases.

      Employment Outlook

      The Greater Washington Research Center reported that growth in the Washington area economy finally returned during the latter part of 1993 after staggering through the previous six years. In early 1994, most of the nine indicators that the research group uses to track the health of the economy and to predict its direction were up, the only exception being the employment index which showed the number of jobs increasing at a pace somewhat slower than the seasonal norm. On the positive side, however, the number of jobs increased by the largest margin since mid-1993. Job gains in the private sector seem to be leading those in the government.

      The indicators utilized by the Research Center seem to suggest that the economy is continuing to gain strength. However, the level of improvement still falls short of generating the number of jobs the Washington area produced during the boom of the 1980s. The number of jobs in the area increased by 18,900 in March but the total number of jobs so far this year is still short of pre-recession peak employment.

================================================================================


                                      -14-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      Job gains have been concentrated in the government and service sector, with employment in retailing and construction still relatively depressed. The new jobs numbers may be understated because they don't include self-employment. In addition to employment, other guideposts to the state of the region's economic health - airport boardings, classified advertising lineage and the national consumer confidence index - all improved in 1994.

      Even though the recovery in the Washington area may be slow, the region is strong economically. The office vacancy rate in the Washington area is below that in most metropolitan areas and unemployment is lower than the national average. The indicators that the Greater Washington Research Center uses to forecast economic growth six to nine months from now were up as well, albeit less strongly.

      Increases in the sales of durable goods, in the number of business telephone lines installed, in housing sales, in the Johnston, Lemon Index of local stocks and in the national leading index, produced a modest gain of 0.09 percent in March.

      Overall, the region's 1993 performance was described as a year of recovery as evidenced by the net increase in wage and salary jobs, with the services and government sectors adding the most positions. For 1994, we witnessed further employment gains for the region and a strengthening economy, as the recovery broadened and deepened. However, there is concern among area economists that 1995 results will lag 1994 due to the effect of higher interest rates.

Household Demographics

      One of the more important demographic factors influencing the demand for goods and services is the household. The household is the basic consuming unit in the housing market. It is defined by the U.S. Census as a person or group of people who jointly occupy a dwelling unit and who constitute a single economic unit for the purposes of meeting housing expenses. The household unit can be a family, two or more individuals living together, or a single person.

      The historical household growth patterns help define the region and are shown in the following table. The forecasts were published by Equifax National Decision Systems and were tabulated for them by an econometric modeling service associated with a major university.

      The figures show that the number of households in the region grew at an average annual rate of 2.4 percent during the 1980s. The rate has slowed to about 2.1 percent per year for 1990 through 1994, and is projected to slow to about 1.5 percent for the next five years. As with the population figures presented earlier, household formation has become negative in the District of Columbia. However, the inner suburbs have showed continued growth with the strongest counties being Fairfax and Prince George's. The outer suburbs had the strongest 1980s and early 1990s growth rates, but are projected to slow to an average annual rate of 2.6 percent.

================================================================================


                                      -15-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

==============================================================================================
                                      Household Changes
                              1990 Census Estimates Versus 1980 Census
==============================================================================================
                                    Households                        Annual Average
   Jurisdiction                     (Thousands)                       Growth Rate (%)
                         =====================================================================
                          1980     1990     1994     1999      1980-    1990-       1993-1999
                                            Est.     Fcst      1990     1994 Est.      Fcst
==============================================================================================
District of Columbia      253.1    249.6    240.8    231.1     -0.1       -0.9        -0.8
----------------------------------------------------------------------------------------------
Arlington County           71.6     78.5     79.2     80.0      1.0        0.2         0.2
----------------------------------------------------------------------------------------------
City of Alexandria         49.0     53.3     56.1     58.2      0.9        1.3         0.7
==============================================================================================
Central Jurisdictions     373.7    381.4    376.1    369.3      0.2       -0.3        -0.4
==============================================================================================
Fairfax County            205.2    292.3    331.3    373.7      4.3        3.3         2.6
----------------------------------------------------------------------------------------------
City of Fairfax             6.9      7.4      7.8      8.1      0.7        1.4         0.8
----------------------------------------------------------------------------------------------
City of Falls Church        4.3      4.2      4.3      4.4     -0.2        0.6         0.5
----------------------------------------------------------------------------------------------
Montgomery County         207.2    282.2    304.6    326.5      3.6        2.0         1.4
----------------------------------------------------------------------------------------------
Prince George's Cnty      224.8    258.0    281.7    308.1      1.5        2.3         1.9
==============================================================================================
Inner Suburban Area       648.4    844.1    929.7  1,020.8      3.0        2.5         2.0
==============================================================================================
Loudoun County             18.7     30.5     35.3     39.1      6.3        3.9         2.2
----------------------------------------------------------------------------------------------
Prince William Cnty        43.8     69.7     81.7     93.8      5.9        4.3         2.9
----------------------------------------------------------------------------------------------
Cities of Manassas/         6.9     11.7     14.3     17.0      7.0        5.6         3.8
Manassas Park
----------------------------------------------------------------------------------------------
Frederick County           37.5     52.6     59.8     66.0      4.0        3.4         2.1
----------------------------------------------------------------------------------------------
Calvert County             10.7     17.0     20.6     23.4      5.9        5.3         2.7
----------------------------------------------------------------------------------------------
Charles County             21.4     32.9     37.6     42.0      5.4        3.6         2.3
----------------------------------------------------------------------------------------------
Stafford County            12.2     19.4     24.3     27.9      5.9        6.3         2.0
==============================================================================================
Outer Suburban Area       151.2    233.8    273.6    309.2      5.5        4.3         2.6
==============================================================================================
REGION TOTAL             1173.3   1459.3   1579.4   1699.3      2.4        2.1         1.5
==============================================================================================

      Source: U.S. Census Data Provided By National Decision Systems, Inc.
      Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

      The key items relating to Household (HH) Income and Statistics relating to persons per dwelling unit (DU) are summarized below.

=========================================================================================================
            Selected Household Demographics for the Metropolitan Area

=========================================================================================================
   Category                    1990            1995         2000           % Change          % Change
                                              Estimate     Forecast        1990-1995         1995-2000
=========================================================================================================
Average HH Income             $55,693         $67,747      $89,806           21.6%             32.6%

Median HH Income              $46,196         $55,684      $68,889           20.5%             23.7%
=========================================================================================================
Population by HH            % Family HH        81.1%        % Non-           16.4%
Type(1990)                                                Family HH
=========================================================================================================
      No. Of Persons            One             Two         Three             Four          Five or More
=========================================================================================================
Persons Per DU                 24.9%           30.8%        18.5%            15.3%             10.5%
(% of Total)
=========================================================================================================
      Characteristics:      Single Male        Single      Married        Other Family       Non-Family
                                               Female       Couple            Head              Head
=========================================================================================================
HH Type (% of Total)           10.5%           14.4%        51.7%            15.4%              8.0%
=========================================================================================================

  Source: U.S. Census Data and Projections Provided by Equifax National Decision
          Systems, Inc.

================================================================================


                                      -16-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      Since 1980 there has been a drop in household size and, correspondingly, a growth in the number of non-family households. Married couples continue to represent over 50 percent of the total households. Single person households grew at an annual rate of 2.5 percent and non-family households grew at an annual rate of 6.1 percent during the last decade while single parent households grew at an annual rate of 3.0 percent during the 1980s. The growth in the single person and non-family household categories of households contributes to housing demand, which generates demand across the economy.

      Another important issue affecting the demand for real estate is household income. The following table shows the percent distribution of income within the different jurisdictions.

=========================================================================================
                  1994 Percent Distribution of Household Income
=========================================================================================
      Jurisdiction         Less Than     $25-     $35-       $50-     Over      No. Of
                             $25K        34.9K    49.91K     74.9K    $75K    Household
=========================================================================================
  District of Columbia       33.4         13.3      15.6      16.5    21.2       240,777
-----------------------------------------------------------------------------------------
  Arlington County           17.0         11.2      17.2      22.3    32.3        79,254
-----------------------------------------------------------------------------------------
  City of Alexandria         17.4         13.4      21.0      22.0    26.3        56,113
=========================================================================================
Central Jurisdictions        27.9         12.8      16.7      18.4    24.2       378,144
=========================================================================================
  Fairfax County              8.5          6.6      12.5      26.2    46.1       331,334
-----------------------------------------------------------------------------------------
  City of Fairfax            13.4         10.2      15.3      30.7    30.4         7,775
-----------------------------------------------------------------------------------------
  City of Falls Church       15.5          8.7      15.0      23.8    37.0         4,284
-----------------------------------------------------------------------------------------
  Montgomery                 13.0          8.7      14.6      22.8    40.9       304,627
-----------------------------------------------------------------------------------------
  Prince George's            18.2         13.2      20.0      26.4    22.6       281,732
=========================================================================================
Inner Suburban Area          12.9          9.3      15.5      25.2    37.1       929,752
=========================================================================================
  Loudoun County             10.8          8.0      17.0      32.6    31.5        35,267
-----------------------------------------------------------------------------------------
  Prince William County      10.4          9.2      19.8      33.6    27.1        81,669
-----------------------------------------------------------------------------------------
  Cities of Manassas/        27.5         28.4      53.3      57.4    33.5        14,340
  Manassas Park
-----------------------------------------------------------------------------------------
  Frederick County           20.4         13.0      22.6      26.6    17.4        59,763
-----------------------------------------------------------------------------------------
  Calvert County             15.7         10.5      18.4      29.3    26.2        20,596
-----------------------------------------------------------------------------------------
  Charles County             17.0          9.9      20.1      28.5    24.4        37,600
-----------------------------------------------------------------------------------------
  Stafford County            15.1         11.4      22.3      29.7    21.5        24,312
=========================================================================================
Outer Suburban Area          15.3         11.0      20.0      30.8    22.9       273,547
=========================================================================================
Totals                       16.8         10.5      16.1      24.7    31.9     1,581,443
=========================================================================================

      Source: Equifax National Decision Systems, Inc.

      The metropolitan area as a whole shows a heavy distribution of households with incomes on the high end of the range. Over 55 percent of the households have an annual income over $50,000 per year and the highest grouping is those at $75,000 per year or higher (31.9 percent).

      This relationship is not true of the central jurisdictions and the outer suburban areas where the highest concentration of households is in the $50,000 to $75,000 per year range. The inner

================================================================================


                                      -17-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

suburban areas, however have an overwhelming percentage of households - 37.1 percent in the over $75,000 per year range.

Summary

      The long-term outlook for the metropolitan Washington area continues to be good. The expanding population of the area indicates an increase in demand for goods and services. The trend toward smaller household sizes provides additional demand pressures for new housing. The major factors affecting real property values are sound, and future trends appear to point toward continued economic vitality for the region.

      In the short term, the region has experienced the effects of the recent recession. Total employment in the region declined during the recent recession. However, unemployment levels were moderated by the influence of federal and local government employment and contracts for services. The Washington region continues to have one of the lowest unemployment levels in the United States.

      Overall, we believe that 1995 will be a period of slow growth and steady improvement in the underlying factors affecting the real estate markets. More importantly, we do not anticipate any further downturn in the local economy on the scale of what has occurred in other regions of the country. Many local economists and developers are signaling their belief that the real estate market is strengthening.

      Real estate values are volatile in this climate, with some property values on the increase while other areas remain stable. For the short-term, we expect that real estate values will show improvement in value in certain sectors. For the long-term, the market appears to be sound, with strong demographics and reasonable prospects for increasing values in the future.

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                                                           NEIGHBORHOOD ANALYSIS
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Area Definition

      The subject property is located on the north side of Campus Commons Drive in Reston, Virginia within the 34 acre Campus Commons Corporate Park. Reston is located in northwest Fairfax County approximately fifteen miles west of Washington, D.C.. The town is located west of Interstate 495 (The Capital Beltway), which is an area considered "outside the beltway". Tysons Corner, which is often referred to as Fairfax County's Central Business District, is located approximately four miles west of the subject.

      Reston is a self-contained community of 57,000 residents in western Fairfax County. It is one of the HUD sponsored "new communities" of the 1960s and was developed by Robert E. Simon, a visionary developer from New England who gave the town its name (RES -his initials- ton). The concept of Reston is to have a fully functioning city rather than just a suburban aggregation of homes surrounding a shopping center. The master plan for Reston envisions a community of 62,000 residents, 3,000 businesses employing some 50,000 people, 20 million square feet of office space and 20,000 housing units. The community is built around five village centers: Lake Anne, Hunters Woods, Tall Oaks, South Lakes and North Point. All development in Reston should be completed by the late-1 990s.

      Compared with other cities of its population size, Reston would be on a par with Casper Wyoming, Enid Oklahoma, Grand Forks North Dakota and similar small cities. However, if the commercial base of Reston is compared with other cities, it ranks ahead of such cities as Richmond, Cincinatti, Cleveland, Memphis, Nashville, Milwaukee, Tampa, Albany, Buffalo and other similar second-tier cities. Ironically, Reston is the second largest business center in Virginia, second only to Tysons Corner.

      Perhaps the two greatest contributing factors to the success of Reston are its master plan, providing a balanced mixture of residential and commercial uses in a self-contained city, and the ownership -first Gulf Oil then Mobil Oil-which has had the financial strength to stay the course of the master plan.

      Reston has become a key population center within Fairfax County. In 1970, when the community was just beginning to be settled, there were less than 6,000 residents. As of 1992, Reston's population has escalated to over 54,000. When fully developed by the year 2000, its projected population will be approximately 62,000 persons or abovt 8 percent of the Fairfax County's population. Between 1970 an 1986, the number of households in Reston increased at an average rate of 15 percent per year. However, from 1986 to 1993, the rate of growth slowed. There are now 18,570 single-family homes, townhouses and condominiums and 3,700 rental apartments.

      There are a wide variety of social, educational and recreational amenities in Reston which help make it an attractive place to live. Recreational facilities include sixteen public and six private swimming pools, 46 public and 11 private tennis courts, two golf courses, 42 ball fields, an indoor tennis and racquet ball club, a roller skating rink, a 32-lane bowling center, a private country club, 970 acres of open space, four lakes, five miles of bridle paths, fifty miles of walkways and bike paths and a community center with a theater and banquet and meeting rooms. Public schools include seven elementary, two intermediate

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                                                           Neighborhood Analysis
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and two high schools. Reston also features an 11-screen cinema, two hotels, night clubs, three libraries and 30 restaurants, an acute-care hospital, satellite governmental center and over 25 churches and synagogues.

      Reston is an established employment center in Fairfax County. The number of businesses in Reston has increased on average by 15 to 20 percent per year. This impressive growth is being lead by high technology companies, such as Advanced Technology, AT&T, US Sprint, MCI, Compucare, Rolls-Royce, Molson Breweries USA, Inc., Ford Aerospace, NASA Space Station project, UNISYS, General Electric, GTE, Tandem Computers, Inc., Software AG, and XMCO, to name only a few. As of today, Reston is a mature community with over 2,100 businesses.

      The Reston Town Center forms the urban core of the community. It is a designated 460-acre district which was identified in Reston's original master plan. It currently contains a library, child-care facility, hospital, satellite governmental center, professional offices, retail shopping, restaurants and a 515-room Hyatt Regency hotel. It is located approximately two blocks north of the Dulles Toll Road (Reston Parkway exit) and extends from the Toll Road, north to Baron Cameron Avenue. Its east and west boundaries are Reston Parkway on the east and Fairfax County Parkway on the west. The center will contain several internal roadways forming a grid pattern and ultimate development will include
2.15 million square feet of office uses, 315,000 square feet of retail uses, 1,200 hotel rooms and 600 housing units.

      The Reston area is easily accessible via the Dulles Toll Road which provides three interchanges in the local; Hunter Mill Road, Wiehle Avenue and Reston Avenue. Reston is now a 20-minute drive from downtown Washington via the Dulles Toll Road and I-66. The Dulles Toll Road also provides quick access to the Capital Beltway (I-495). Additional transportation corridors are provided by Leesburg Pike (Route 7), Hunter Mill Road (Route 674) and Reston Avenue (Route
602).

      Major north/south highways include State Route 28. The Virginia Department of Highways and Transportation recently expanded Route 28 into a six-lane highway connecting I-66 on the south with Route 7 on the north. The major east/west highways include U.S. Route 50, I-66 and the Dulles Access/Toll Road. Route 50 provides a direct link with I-66 which allows easy access to downtown Washington, D.C. Sunset Hills Road and Sunrise Valley Drive parallel the Dulles Toll Road and are the major east/west routes for local traffic.

      A light rail system has been proposed for additional transportation along the Reston/Herndon corridor. Under the proposed plan, MetroRail or an alternative light rail system would be constructed connecting the existing West Falls Church Metro Station, which is just south of Tysons Corner, to Dulles International Airport with several stops in between. This proposition has won considerable private and public support. However, official planning has not even begun and completion of any such system would be years away.

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                                                           Neighborhood Analysis
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      Surface transportation has been a major focus, however. During the 1980s, western Fairfax and eastern Loudon County experienced an extraordinary amount of road construction in reaction to and in anticipation of explosive growth in residential, office, and flex industrial space in this part of the metropolitan area. A summary of the transportation improvements affecting the Reston area are as follows:

      The Dulles Toll Road is a newly constructed commuter road to Leesburg (Route 15), past Dulles Airport and was opened in October, 1995. Known as the Dulles Greenway, the extension is the county's first privately financed new road development project. The Virginia Department of Transportation (VDOT) approved a plan to allow privately funded development of a twelve-mile extension of the Dulles Access and Toll Road and construction on the project began in September 1993. Ten institutional lenders, including Cigna Investments, John Hancock, and Prudential Power Funding Associates, have committed $285 million, while Barclay's, Nationsbank, and Deutsche Bank have established $40 million of revolving credit. The extension is expected to open up new employment and residential corridors in Loudoun County all the way to Leesburg, Virginia.

      Work in widening the existing portion of the Dulles Toll Road from four-to six lanes was completed in early 1993 and now one lane in each direction is dedicated to HOV-3 (3 passenger minimum) car pools.

      Route 28 Masterplanned as a six- to eight-lane, north/south artery. Construction has been completed to widen Route 28 to six lanes between I-66 on the south and Route 7 on the north.

      Route 28 Highway Transportation Improvement District (HTID) Loudoun and Fairfax Counties have successfully joined forces to fund the Route 28 HTID by way of $160 million, 30-year revenue bond financing issued by the Virginia Commonwealth Transportation board in August, 1988. Eighty-percent of the financing costs will be paid by an additional $0.20 surcharge per $100 assessed value real estate tax on commercial property in the Route HTID. The remaining twenty-percent of the cost will be paid out of Virginia highway construction funds. Initial phase improvements of the HTID included widening Route 28 to a six-lane divided highway between I-66 on the south and Route 7 on the north, and completing grade separated interchanges at Route 50, the Dulles Access Road and Route 7. Future phase improvements will include grade separated interchanges at all major crossings, including Route 606, Sterling Boulevard, Route 625 and Route 647 in eastern Loudoun County.

      Route 606 (Old Ox Road) is a four-lane divided roadway which will be widened to a six-lane divided roadway west to Route 28. Specific construction plans are still under review by VDOT.

      Route 636 (Shaw Road) is a two-lane roadway masterplanned to be a four-lane undivided roadway.

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                                                           Neighborhood Analysis
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      In addition, construction of the Fairfax County Parkway (formerly known as the Springfield Bypass) is nearly complete and currently connects Interstate 66 at the Fair Lakes development by Hazel/Peterson to the Dulles Toll Road at the north. When completed, the Fairfax County Parkway will connect Route 7 on the north in Loudoun County to Fair Oaks, Fairfax City, Burke, and Springfield to the south. Construction of the Parkway is being completed in Reston and an interchange is located at the Dulles Access Road just west of the U.S.
Geological Survey building and about one half mile west of Reston Parkway.

      On December 11, 1989, the Fairfax County Board of Supervisors unanimously approved a zoning amendment to downzone approximately 13,500 acres of commercially- and industrially-zoned land, effective December 12, 1989, within the County. The changes mostly affect the C-3 through C-8 and 1-1 through 1-6 districts. The changes reduce the permitted floor area ratio (FAR) in these districts by as much as 50 percent and reduce permitted building heights. In addition, the construction of offices within the Industrial Districts, once permitted by right, will now require a special exception.

      Over 269 lawsuits were promptly filed against Fairfax County, challenging the downzoning, prior to the January 10, 1990, deadline for appeals. In addition, on March 2, 1990, the Virginia General Assembly passed Senate Bill No. 170 which, in relevant parts, prohibits downzoning of the Route 28 Taxing District properties after December 1, 1987. The Governor approved the Bill which took effect July 1, 1990. On October 10, 1990, Circuit Judge William G. Plummer ruled that the Board of Supervisors violated landowners' rights of due process because it did not follow procedures mandated by Virginia law. Subsequently, the State Supreme Court overturned Judge Plummer's ruling so the downzoning stands.

      Notwithstanding, the December, 1989 zoning amendment contains certain grandfather provisions, which among others, exempted properties which had site plans filed on or before September 18, 1989, and which are approved within 24 months, as well as properties with proffered rezoning applications approved on or before December 12, 1989.

      The presumable effect of the downzoning could be to enhance the value of grandfathered properties, while reducing the value of non-grandfathered parcels. The action could also result in increased costs of development, since the County would allow special exceptions if the property owner agreed to exactions, thereby "proffering back into" the pre-December downzoning. Because of the downturn in the office market, however, it remains to be seen if that actually occurs. Reston should be less affected than most areas because much of the area is zoned as a planned community, with development subject to site plan approval, and because most of Reston's commercial land, other than the Town Center Urban Core, is already built out.

      In summary, the Reston community contains a variety of well planned land uses which create a viable, well-balanced community. During the decade of the 1980s, the greater western Fairfax/eastern Loudoun County area experienced a strong growth from many who were looking for a "country" atmosphere or just for lower housing costs. From mid-1990 until recently, development in Reston was non-existent. Many buildings

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                                                           Neighborhood Analysis
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constructed prior to the start of the recession stood vacant for a number of years. In 1995, however, there is a renewed interest in the area which has put Reston near the top of the list of growth markets. The Reston Town Center has been the focal point of this extraordinary growth during a period of overall retrenchment. We believe this is because of the amenities offered, the well-balanced mixture of land uses, and the commitment to quality shown by Reston Land Corporation and its related companies responsible for the development of Reston.

      Reston is located 15 to 20 miles west of Washington, D.C. and 7 miles east of Washington's Dulles International Airport. It enjoys a combination of social, economic and cultural advantages which combine to make Reston a resort-like environment in which to work and live. Reston has achieved a critical mass of population, employment and recreation to help support a self-perpetuating growth even in the face of an economic downturn as we are experiencing now. We believe Reston will continue to prosper for the foreseeable future, out-pacing the rest of Fairfax County and will continue to be a viable community. Overall, the neighborhood has good demographics and highway access, and a stable employment base.

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                                                          Office Market Analysis
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Investment Market

      The investment market in the metropolitan Washington area has been active as 21 office buildings sold for more than $10 million in 1996 following 25 buildings during 1995. Within Washington, D.C. itself, seven buildings sold for over $10 million at an average price of $202 per square foot. The composition of investors in the metropolitan Washington area is largely institutional, consisting mainly of insurance companies, pension funds and fund advisors. In addition, the market has seen increased investment activity from offshore capital sources and individual syndicates.

      With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. For example, most recently, a true trophy property developed by Copley and Prentiss Properties (1301 K Street) sold for $306 per square foot. Another similar quality building built by Manulife (1350 Eye Street) was purchased for almost $350 per square foot. In 1994, the Government of Singapore Investment Corporation purchased the 242,000-square foot office building at 901 E Street, NW, for $66 million, or $272 per square foot. These sales provide evidence that the metropolitan Washington office market continues to be among the more desirable markets in the nation for institutional investment.

Metropolitan Office Market

Supply and Demand Factors

      In order to report on the state of the office market and to project future trends, we have collected information on the metropolitan Washington Office Market, the relevant submarket and the office projects that compete directly with the subject. Cushman & Wakefield of Washington, D.C., maintains a database comprised of multi-tenant office buildings of at least 20,000 square feet. The following categories of buildings are specifically not included in our survey: medical and professional buildings, government buildings, owner-occupied projects and office/ showroom/ warehouse complexes. Cushman & Wakefield also produces a quarterly Office Market Survey entitled Metropolitan Washington, D.C. Office Market Report. Additional information was obtained through conversations with knowledgeable market participants.

      The metropolitan Washington, D.C. office market includes the following jurisdictions: the District of Columbia, Arlington and Fairfax Counties and the City of Alexandria in Northern Virginia and Montgomery and Prince George's Counties in Suburban Maryland. The market contains over 200 million square feet of privately owned office space distributed among 31 submarkets within the seven jurisdictions. The District of Columbia contains 39 percent of the metro area's total square footage. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

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                                                          Office Market Analysis
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
=========================================================================================================
                               Geographic Distribution of Inventory
                             Metropolitan Washington Office Market
                                       First Quarter 1997
=========================================================================================================
Jurisdiction              Inventory       Overall         SF Under       Weighted Avg.        Y-T-D Net
                          SF (000)        Vacancy       Construction        Class A          Absorption
                                                                          Rental Rate
=========================================================================================================
Washington, D.C.            80,523            12.7%         1,983,260           $35.09            55,852
Arlington County            24,995             6.3%           153,000           $26.34           239,351
Alexandria                  12,120             5.4%                 0           $22.49             1,791
Fairfax County              48,090             6.4%           510,000           $23.15           512.052
Loudoun County               2,355             4.9%            73,500           $17.75            (3,120)
Montgomery County           32,140            10.2%                 0           $19.80           512,059
Prince George's County      10,128            18.2%                 0           $18.85            73,603
---------------------------------------------------------------------------------------------------------
 Total                     210,350             9.9%         2,033,016           $28.00         1,391,588
=========================================================================================================

      As of the end of 1996, the overall vacancy rate stood at 9.9 percent, reflecting both direct vacancies and sublet space, continuing a slow recovery from the end of year 1992 vacancy of 14.7 percent. Although the Washington region is now and has over the past experienced generally higher overall occupancies levels than most major metropolitan areas in the United States, the current statistics, as presented in this section, reflect recent trends which in general, support only limited optimism for an overall improving market as a whole. Specifically, the Class A market appears sound, but there are unsettling currents affecting older buildings throughout the city.

      Furthermore, build-to-suit activity on the part of the World Bank and the International Monetary Fund (IMF) will likely prove problematic over the next couple of years, particularly in the Class B and C properties in the city's Central Business District office submarket (submarket boundaries will be defined later in this section). Also, the issue of government downsizing, both locally and nationally, cannot be dismissed lightly. The 1994 Congressional election brought the first change in the control of both Houses of Congress in 40 years. Thus, it is difficult to reliably predict the upshot. Accordingly, at the very least, caution is in order as we are traveling uncharted territory. These issues are discussed in greater detail later in this section.

      As noted above, there are positives in the market. We do expect Class A properties to fair well over the near term. Further, the suburban market, starting with Northern Virginia, are showing considerable strengthening with occupancies improving dramatically and rent spikes occurring in most submarkets. We also see similar trends in portions of suburban Maryland, particularly Montgomery County. As will be repeatedly indicated in the following discussion, there appears to be a continuing shortage of Class A office space in all submarkets throughout the region, but a plethora of Class B and C space, in at least some areas, namely the District.

      The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and a possible increase in rents:

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                                                          Office Market Analysis
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
================================================================================================================
                                               Historical Data
                                   Metropolitan Washington Office Market
                                                 1992 - 1996
================================================================================================================
Year              Inventory SF (000)       Vacancy          SF Under       Rental Rate     Net Absorption SF
                                                         Construction
================================================================================================================
1992                      204,427          14.7%         2,301,986           $22.80             2,833,422
1993                      205,629          13.5%           874,631           $21.38             3,763,144
1994                      206,337          12.7%         2,124,631           $21.44             2,319,175
1995                      206,794          12.3%         1,004,272           $21.75             2,642,126
1996                      212,389          10.8%         1,878,016          Class A             2,921,573
                                                                             $27.35
================================================================================================================
Annual Averages                                          1,636,707                              2,895,888
================================================================================================================

      The above table presents several important changes: the inventory increased by the inclusion of Loudoun County in the first quarter 1996; the square footage under construction jumped dramatically as new build to suits commenced. As the economy continues to improve, we anticipate a slow return to development.

Demand for Office Space

      As shown above, the overall vacancy has been gradually declining. The office market is demonstrating improvement, although it varies from market to market. Northern Virginia and Fairfax County specifically continue to be the strongest submarkets with low vacancies and strong absorption. In contrast, Washington, D.C. has demonstrated weak absorption and stable vacancy rates.

      Traditionally, the office market's vigorous leasing activity has been supported by the growth of the white collar employment base. Additionally, one of the major players in the local market is the federal government (largely the General Services Administration or GSA) which leases just over 20 percent of the office space in the metropolitan area. Government leasing has historically accounted for about 40 percent of gross leasing activity, but dropped to the 25 percent range in 1993 before falling to less than ten percent in 1994 and 1995 and then rising above ten percent in 1996. Furthermore, due to the new political climate in Washington and continuing efforts to cut the size of the federal government, future absorption projections are uncertain.

      In July 1996, GSA announced that government agencies will be allowed to control their own leasing using outside third party vendors, if they prefer. It is too early to tell what effect this will have on overall government leasing, but the change in the status quo is worth noting.

      Government activity notwithstanding, the primary influence on net office absorption is job formation, in particular, white collar employment. An historical summary of office type employment is shown in the following table, encompassing the categories of Government, Finance, Insurance, Real Estate
(FIRE), Transportation, Communications, Utilities (TCU) and Services. The compound annual growth rate from 1984 to 1994 was 3.0 percent. However, real growth occurred only in the 1984 to 1989 time frame with 5.0 percent compound growth rate while there was very modest compounded job growth of 1.6 percent from 1989 to 1994. In contrast, the future job growth over the next ten years is expected to be 6.6 percent for the Service sector, 1.3 percent for the Finance,

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                                                          Office Market Analysis
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insurance & Real Estate sector and 1.4 percent for the Government sector.
Obviously, the projection for growth in the Government sector merits caution as previously addressed.

================================================================================
                             Metropolitan Washington
                            Office Related Employment
                                    1987-2004
================================================================================
    Year                Total         New Jobs Created Over     Net Office
                    Employment          Previous Period         Absorption
                        (000s)              (000s)          (000s Square Feet)
================================================================================
    1987                1,500.6               N/A                   N/A
    1988                1,545.5               44.9                  N/A
    1989                1,604.3               58.8                  N/A
    1990                1,639.1               34.8                  N/A
    1991                1,641.0                1.9                 3,317
    1992                1,661.0               20.0                 2,733
    1993                1,686.5               25.5                 3,753
    1994                1,739.8               53.5                 2,319
    1995                1,812.6               72.8                 2,642
    1999                2,155.3         342.7 or 68.5/yr
    2004                2,688.6        533.3 or 106.7/yr
================================================================================
Source: The WEFA Group - Regional Economic Service, Spring 1994; Net Absorption data from C&W

* Service, FIRE, TCU and Government sectors
================================================================================

      For the years for which data is available, the table also shows the historical relationship between job formation and office absorption in the metropolitan area. Coinciding with the depths of the recession, the 1991 job growth of only 1,900 jobs corresponded with a healthy absorption of 3.3 million square feet. We would typically expect lower absorption in years with little job growth. Possibly the low absorption was due in part to the high level of job growth in the immediate preceding years.

      In the following years, net absorption fluctuated between 2,319,000 to 3,753,000 square feet against a steadily growing job formation trend. Perhaps having some effect on the data is the national and local pattern of corporate down-sizing and consolidation, leaving less office space per employee. As one observer recently put it, "historically, 250 square feet per office employee was the standard rule-of-thumb ratio. Today, this ratio is working itself down to 160 feet per employee." A recent market example of this trend is AT&T's current target of 180 square feet of net rentable area per employee, down from 200 square feet a few years ago. Also, the federal government is now targeting less than 150 feet per employee.

      Although the above statistics produce unclear trends, the relationship between white collar job formation and net office space absorption, while not always obvious, is a key component of the demand side of the office space equation. With regular job growth, net absorption will occur and gradually draw down the supply of vacant office space, albeit probably at a slower pace than history would suggest.

      The number of years' supply of available space is one method of evaluating the relative health of a market. If one defines market equilibrium to be occupancy in the 95 percent range,

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                                                          Office Market Analysis
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then about 5.0 percent of the total inventory needs to be absorbed in order to achieve equilibrium (or about 10.2 million square feet). This is calculated by subtracting from the overall vacancy rate the defined 5.0 percent stabilized vacancy. Assuming a future absorption rate equal to the past five year average annual net absorption of 2.9 million square feet, an approximate 3.5 year supply of vacant office space (all classes) is indicated. This issue is discussed in greater detail once we look at the more distinct Washington, D.C., market versus the metropolitan area as a whole.

      Until recently, an exodus of businesses from the District to the suburbs compounded the recent downward absorption cycle. The exodus was attributable to the continuing cost cutting in large regional and national firms which fled the higher rates of the downtown market. Even so, the overall strength of the Washington area, based primarily on the influence of the federal government, should not be ignored. In addition, as occupancies increase and asking rental rates in the preferred close-in suburbs rose dramatically, the cost spread between downtown and the suburbs narrowed and seemingly stanched the outflow of major tenants.

      Nevertheless, within the Central Business District Submarket (CBD) of the downtown office district in Washington, D.C., an ominous cloud threatens prospective leasing for the next several years. This is particularly true for Class B and C buildings. As previously alluded to, the World Bank and IMF will have new headquarters buildings operational by 1997 and 1998. As these and other related tenants leave their CBD space, most of which is Class B, an additional
1.5 million square feet will become available, just within the next 12 months. While this is not expected to severely impact Class A buildings, it will definitely prove problematic for the Class B sector and likely disastrous for Class C and D buildings, over the short term at least.

      In the final analysis, we anticipate a return to equilibrium in the metropolitan Washington office market only after the turn of the century. We have defined this equilibrium in terms of occupancy and market rents with stabilized occupancy in the 95 percent range, and market rents at sufficient levels to support new construction. We expect the phenomena of free rent and above standard concessions to generally disappear over the next several years with market rents and the overall level of economic growth again achieving some sort of parity prior to the turn of the century. The exception may be the older Class C and D product, assuming it will rent at all.

Rental Rates

      Based on Cushman & Wakefield's survey of market rents, the weighted average asking rental rate drifted downward from 1991 to 1993 when it appears to have reversed directions. The following chart demonstrates the trend in overall rental rates since 1991. Note that Class A rates have been steadily rising as a result of the shrinking inventory of available space.

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                                      -28-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

          ===================================================
                  Overall Weighted Average Rental Rates
                Washington Metropolitan Area Office Market
                            1991 - 1997
          ===================================================
            Year         Class A Rental       Overall Rental
                          Rates per SF         Rates Per SF
          ===================================================
            1991              N/A                $23.34
            1992              N/A                $22.80
            1993             $21.88              $21.38
            1994             $23.25              $21.44
            1995             $25.07              $21.75
            1996             $27.35              $23.07
           1997Q1            $28.00              $23.89
          ===================================================

      Recent rental trends show signs of improvement in many submarkets, particularly in Northern Virginia. Further, an increasing portion of the remaining available Class A and B space is commonly referred to as back space, including inferior back office space with poor or no window lines, encumbered space, and less desirable configurations. The encumbered space includes Class A premises that are encumbered by existing tenants through expansion options. Overall, this back space is less desirable, has lower asking rates, and tends to be the last areas leased, all of which tends to skew the average asking rents downward. The reality is that the better Class A space is likely achieving higher rates than the statistics indicate.

      The lack of significant new construction, coupled with positive, albeit slower absorption, has led to a shortage of large blocks of Class A office space in the preferred submarkets. The emergence of back space is one indicator of this trend as is the recently completed speculative building at 1900 K Street in the CBD and other build to suits in the downtown area. Given the lack of overall speculative development, coupled with overall positive absorption, we do not anticipate any further decline in rental rates.

      Regarding the issue of rent spikes, we have recently observed above average rent jumps in some Northern Virginia submarkets and may be seeing the start of a similar occurrence in portions of Montgomery County, Maryland. Therefore, we believe real increases in market rental rates are likely over the next two to three years in selective markets as existing office inventory is absorbed and before funds for new speculative development become available and new construction begins. Again, due to the tight supply in some submarkets, there may be rent spikes for newer space within the next twelve month period. However, in only some instances has it been clear that investors were willing to pay for prospective rent spikes.

Land Values

      With the decrease in effective rents in the early 1990s, before the apparent turn-around noted above, land values had been depressed dramatically. Reportedly, values for downtown commercial land had decreased up to 25 percent or more since 1990. Secondary parcels have probably dropped even more precipitously. Nevertheless, we believe that this downward trend in vacant land prices has stopped and that it will reverse itself in the next few years, provided the economy continues to improve, the financial institutions resume lending, and the overall market psychology and investor expectations improve.

================================================================================


                                      -29-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      The most recent office land sale in downtown Washington was a 23,218 square foot site at the southwest corner of 13th and G Streets in the East End which sold in March 1996 at approximately $76 per FAR foot. Since this sale was subject to the buyer lining up the lead tenant and obtaining all necessary approvals, the price is probably higher than a pure speculative purchase would have been. General market indications point to a range of $40 to $70 for typical downtown development sites.

Summary of Metropolitan Office Market

      Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. Northern Virginia, in particular, is leading the region in net absorption, and has shown above average increases in rental rates. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint. Until equilibrium is reached, however, overall rental rates for all classes of space will probably not grow at a compound rate that exceeds the rate of inflation.

      In contrast, Class A space has demonstrated strength in the overall market, absorbing clearly more than its fair share of the total market absorption. While some Class B product may mirror the growth rates for Class A space, the majority will most likely only experience marginal growth given the excessive supply of Class B space compared to the demand for it. Finally, most Class C and D buildings will have difficulty renting at any rate.

Fairfax County/Reston Submarket

      The subject property is located in the Reston/Herndon area of the Fairfax County submarket of Northern Virginia. According to the First Quarter 1997 Metropolitan Washington, D.C. Office Market Report, published by Cushman and Wakefield, Northern Virginia has about 87.6 million square feet of privately owned office space distributed in four large submarkets, stretching from Arlington to Dulles International Airport. Fairfax County has about 48.1 million square feet, of which the subject's competitive arena (Reston/Herndon) has 10.0 million square feet. The Reston/Herndon market is the third largest submarket in Northern Virginia and is the sixth largest submarket in the entire metropolitan area following closely behind the Crystal City/Pentagon City submarket of Fairfax County. Reston/Herndon accounts for approximately 20.8 percent of the Fairfax County market inventory and 11.4 percent of the entire Northern Virginia market inventory.

      Taken as a whole, the Northern Virginia office market exhibited an overall vacancy rate of 6.2 percent as of the first quarter 1997. This is down from 13.8 percent at end of 1993, 11.2 percent at the end of 1994, 9.2 percent at the end of 1995 and still decreasing after following 7.5 percent at the end of 1996. Based on First Quarter 1997 Metropolitian Washington D.C. Office Market Report, published by Cushman and Wakefield, by submarket within Northern Virginia, the highest vacancy rates are found in Fairfax County with an overall vacancy rate of 6.4 percent, though individual submarkets within the county range from 4.8 percent to 15.4 percent. Fairfax County has improved from year-end 1992 when the vacancy was 21.0 percent and from year-end 1993 when the vacancy was 18.4 percent. The strongest Northern Virginia submarket continues to be the Arlington County sector, where vacancy rates have been below 10.0 percent since the end of 1992.

================================================================================


                                      -30-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      One of the major factors in the strong 1995 leasing activity is the Pentagon requirement for approximately 750,000 square feet of swing space over the next ten years due to a massive renovation of the Pentagon building. The Defense Department executed three leases in the first quarter of 1995 that totaled 600,000 square feet in Crystal City, Arlington and Alexandria.

      Within Fairfax County, there are six smaller markets:
Springfield/Seven-Corners/Baileys-, Merrifield/Route 50; Fairfax/OaktonNienna; Tysons Corner/McLean; Reston/Herndon; and Route 28 Corridor/Dulles. Each of these submarket competes predominantly within its own boundaries. The following table presents the geographic distribution of the office inventory in Fairfax County, along with other statistical data.

==========================================================================================================
                                        Geographic Distribution of Inventory
                                            Fairfax County Office Market
                                                First Quarter 1997
==========================================================================================================
                                                      Direct     Overall         Under          Y-T-D Net
Submarket                             Inventory      Vacancy     Vacancy     Construction       Absorption
==========================================================================================================
Springfield/ 7 Corners/ Baileys       3,446,524        14.8%       15.4%            0             42,568
Merrifield/Rt. 50                     4,163,635         4.4%        4.8%         150,000          37,290
Fairfax/OaktonNienna                  8,705,608         6.2%        6.3%            0            195,130
Tysons Corner/McLean                 17,964,680         4.3%        5.2%            0            (71,478)
Reston/Herndon                        9,999,213         6.1%        6.7%            0             70,381
Route 28 Corridor/Dulles              3,810,532         4.1%        5.5%         360,000           8,161
==========================================================================================================
Total                                48,090,202         5.8%        6.4%         510,000         512,052
==========================================================================================================

      The subject is located within the Reston/Herndon submarket of Fairfax County. This submarket, with about 10 million square feet of space, had a 6.7 percent vacancy rate in the first quarter of 1997. The rate is down slightly from an 7.8 vacancy rate in 1996 (year end), 11.8 percent vacancy rate in 1995
14.8 percent in 1994, 18.6 percent in 1993, and a 22.0 percent vacancy rate in 1992. The continued decline in vacancy rates is a source of encouragement, and a sign of the strengthening market.

================================================================================
                     Reston/Herdon Historic Market Activity
================================================================================
           Year             Vacancy       Rental Rate      Net Absorption SF
================================================================================
           1990               22.9%          $21.44                N/A
           1991               20.1%          $18.43              (37,467)
           1992               22.0%          $14.58             (332,235)
           1993               18.6%          $14.71              265,722
           1994               14.8%          $14.53               98,735
           1995               11.8%          $15.56              482,709
           1996                7.8%          $18.92               65,807
        1 Qtr 1997*            6.7%          $20.02               70,381
================================================================================

      As shown in the preceding chart, this submarket experienced the strongest absorption in 1995, the best year since prior to the recession. During 1996, the market turned sluggish as space availabilities outpaced absorption. The primary cause was from nearly 100,000 square feet coming on line from the former Lockheed Martin space at Parkridge 11. This space, coupled with

================================================================================


                                      -31-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

about 101,000 square feet located at the Reston Executive III building and approximately 50,000 square feet available in the President's Plaza that is under construction represent the few choices for large space users. Tthe market appears to be regaining strenth as of first quarter 1997, with positive net absorption exceeding year-end 1996 totals.

Current Construction Activity

      Since the end of 1991, very little new speculative construction has occurred in Northern Virginia. However, with continued tenant demand for quality office space and the desire of many tenants to locate to Northern Virginia, the area is experiencing some speculative development. In the Dulles Corridor submarket, there are currently two projects slated for speculative development. One is a- six-story 135,000 square foot building scheduled to break ground in September of this year. This project is adjacent to BDM's build-to-suit located at Reston Parkway and Sunset Hills Road, which is also scheduled to start construction during September. The other is a 160,000 square foot six-story building located at McLearen Road and Route 28, which will break ground in August of this year and deliver in September 1998. This will be phase one of a four phase project developed by the Peter Lawrence Company. The total project will contain 600,000 square feet. There are no speculative office buildings currently planned or under construction in the subject's submarket.

Rental Rate Trends

      Based on Cushman & Wakefield's survey of market rents, the average asking rental rate for Class A space in Reston decreased from $25.01 in 1996 to $23.17 in the first quarter of 1997; however, this is a result of limited availabilites and the less- desirable space available on the market. Average asking rents for all space increased from $18.92 to $20.02 during the same period. Cushman & Wakefield started to track Class A office space separately in this submarket in 1993. Both data groups are tabled below.

================================================================================
                           Reston/Herndon Rental Rates
                             1990- 1st: Quarter 1997
================================================================================
                                    Average                      Class A
             Year                 Rental Rates                Rental Rates
================================================================================
             1990                    $21.44                        N/A
             1991                    $18.43                        N/A
             1992                    $14.58                        N/A
             1993                    $14.71                      $15.18
             1994                    $14.53                      $17.02
             1995                    $15.56                      $17.47
             1996                    $18.92                      $25.01
       1st quarter 1997              $20.02                      $23.17
================================================================================

      The evidence suggests that rental rates languished for two years after bottoming out in 1992. The activity shown for 1994 through first quarter of 1997 suggests that the market is indeed pulling up. Data for the first quarter 1997 is reflecting a rapid gain of over $1.00 per square foot in average rents. Since 1994, rents have spiked between $1.00 to $3.00 per square foot, with an average annual increase of 12.6 percent.

================================================================================


                                      -32-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      Landlords recognize the increasingly limited amount of quality space available, and have begun testing the market by raising their asking rates. Effective rental rates, inclusive of concessions such as free rent and above standard tenant improvements, used to be 15 to 25 percent below those figures, but most recent leasing activity has shown little or no free rent concessions and average tenant improvement allowances of $1.00 to $20.00 per square foot. Many tenants are currently taking space in as is condition. Based on our interviews of brokers active in this submarket, rents appear to have firmed and increases in base rents and effective rents are anticipated.

      Our overall market expectation is that rents will contiue to climb as the market showes continued improves, particularly as large space becomes scarce. Whatever concessions were being given will be modest. Our scenario calls for a return toward equilibrium between construction costs and rents by the end of this decade.

Summary

      The Washington, D.C. area office market is experiencing increased leasing and investment activity, particularly in the suburban markets. Vacancy rates are generally lower and some markets are enjoying rental rate increases. The Northern Virginia office market is the strongest, with lower vacancy, higher rents, and rent spikes in certain submarkets.

Micro Market Survey

      We conducted a micro-market analysis, concentrating on several competing office buildings containing a total of 1,800,000 square feet. These projects, presented on the table on the following page, are more indicative of the subject's competition than the entire suburban market as previously examined.

      The competition for the subject comes from other Class A/B office buildings in Reston. These buildings are generally low or mid-rise suburban office projects, built in the mid-1980s, with surface or structured parking in similar settings.

      A discussion involving market rental rates and other economic factors relative to the subject and its micro-market is presented in the Income Approach. However, the information is summarized below.

================================================================================


                                      -33-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           Competing Office Buildings
                               Micro Market Survey

====================================================================================================================================
 Rental    Name                                           Year        Available                       Average           Quoted
  No.      Address                           Size (SF)    Built       Square Feet     Occupancy       Floor Plate    Rental Rates
====================================================================================================================================
   1       Parkridge IV                       125,000     1988          55,098          55.9%          16,000         $21.50 FS
           10700 Parkridge Blvd.
------------------------------------------------------------------------------------------------------------------------------------
   2       Van Buren Bus. Park III            108,300     1987          34,233          68.4%          27,354       $16.50-$17.00 FS
           516 Herndon Parkway
------------------------------------------------------------------------------------------------------------------------------------
   3       Reston Executive Ctr. III          135,928     1989          32,759          75.9%          18,878         $22.00 FS
           12120 Sunset Hills Road
------------------------------------------------------------------------------------------------------------------------------------
   4       Commerce Executive Pk III          104,822     1985          7,795           92.6%          19,000         $18.50 FS
           1850 Centennial Park Dr.
------------------------------------------------------------------------------------------------------------------------------------
   5       Commerce Executive Pk IV           138,980     1987          11,881          91.4%          20,317       $16.50-$20.50 FS
           11400 Commerce Park Drive
------------------------------------------------------------------------------------------------------------------------------------
   6       Commerce Executive Pk V            167,755     1988            0             100.0%         18,103          $19.00 FS
           11440 Commerce Park Drive
------------------------------------------------------------------------------------------------------------------------------------
   7       Executive Center I                  70,000     1985            0             100.0%         17,500            N/A
           1851 Alexander Bell Drive
------------------------------------------------------------------------------------------------------------------------------------
   8       Executive Center II                 72,000     1987          18,445          74.4%          18,000        $17.50-$19.50
           1835 Alexander Bell Drive
------------------------------------------------------------------------------------------------------------------------------------
   9       Fairbrook Business Park I           80,174     1985          40,612          49.3%          40,000          $17.50 FS
           200 Fairbrook Drive, Herndon
------------------------------------------------------------------------------------------------------------------------------------
  10       Lake Fairfax Business Ctr IV        95,000     1985          11,173          88.2%          21,636          $16.00 FS
           1761 Business Center Drive
------------------------------------------------------------------------------------------------------------------------------------
  11       Lake Fairfax Business Ctr VII      275,000     1988            0             100.0%         21,600       $17.50-$19.50 FS
           1760 Business Center Drive
------------------------------------------------------------------------------------------------------------------------------------
  12       11720 Sunrise Valley Drive          67,252     1985          29,668          55.9%          10,439       $18.00-$20.00 FS
           11720 Sunrise Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
  13       Corporate Oaks II                   78,000     1987          4,751           93.9%          26,000          $18.00 FS
           607 Herndon Parkway
------------------------------------------------------------------------------------------------------------------------------------
  14       Reston Plaza I                      80,000     1985          10,409          87.0%          20,000       $15.00-$16.00 FS
           12030 Sunrise Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
  15       Reston Plaza II                     50,000     1986            0             100.0%         16,600          $17.00 FS
           12020 Sunrise Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
  16       Reston Sunrise                      58,598     1985          1,551           97.4%          19,483           $19.00S
           1200 Sunrise Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
  17       Sunrise Plaza I                    139,479     1986          1,700           98.8%          16,750       $18.00-$20.00 FS
           12355 Sunrise Valley Drive
------------------------------------------------------------------------------------------------------------------------------------
           Totals                           1,786,890   1985-1988      258,524          85.5%             -         $15.00-$22.00 FS
------------------------------------------------------------------------------------------------------------------------------------
Subject    Campus Point                       172,448     1985            0             100.0%         86,224          $13.25 NNN
           1880 Campus Commons Drive
====================================================================================================================================

================================================================================


                                      -34-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      The buildings in the micro-market range in size from 50,000 square feet to 275,000 square feet. Asking rental rates range from $15.00 to $22.00 per square foot, full service. The overall occupancy in the submarket is 85 percent. This occupancy level is pertinent to these buildings only as we have not included several other fully or near fully-occupied builidngs that make up the bulk of this submarket.

      Relative to its competition, the subject property is analogous. It is of similar age and size of the competitive buildings and is considered to be Class A/B with a Class B location. A further discussion the micro-market is presented in the Income Approach.

Summary

      Notwithstanding the recent decline, we anticipate that the local real estate market will show signs of continued improvement over the next twelve months. Following the recent rent spike, we expect this movement to be moderate but gradually build to a sustainable equilibrium during the 1998 to 1999 time frame. Unfortunately, much of this depends on the investment posture of the financial institutions and the lending position of the Federal Reserve. Also, the downsizing of the federal government, which has been embraced by the Clinton administration and Congress certainly merits concern. If the federal government successfully downsizes, it will have an impact on the local office market with slower absorption and construction.

================================================================================


                                      -35-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description
Location:               North side of Campus Commons Drive. The street address
                        is 1880 Campus Commons Drive, Reston, Fairfax County,
                        Virginia

Shape:                  Basically rectangular

Area:                   10.5 acres

Frontage:               The site has frontage along the north side of Campus
                        Commons Drive.

Topography/Terrain:     Basically level and at street grade.

Street Improvements
 Campus Commons Drive:  Two lane in each direction with grass median, asphalt paved, concrete curbs and sidewalks, street lighting and storm drains

Soil Conditions:        We not receive or review a soil report. However, we
                        assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
      Water & Sewer:    Fairfax County Water Authority
      Electricity:      Virginia Power Company
      Gas:              Washington Gas
      Telephone:        Bell Atlantic Telephone

Access:                 Primary access is from Campus Commons Drive

Land                    Use Restrictions: We were
                        not given a current title
                        report to review. We do not
                        know of any easements,
                        encroachments, or
                        restrictions that would
                        adversely affect the site's
                        use. However, we recommend
                        a title search to determine
                        whether any adverse
                        conditions exist.

Flood Hazard:           According to FEMA, March 5, 1990, Community Panel No.
                        515525C 0050 D, National Flood Insurance Rate Map, the subject property appears to be in Zone C, an area outside the 500 year flood plain where flood insurance is not required.

Wetlands:               We were not given a Wetlands survey. If a subsequent
                        engineering survey reveals the presence of regulated

================================================================================


                                      -36-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

                        Wetlands areas, we
                        reserve the right to
                        amend this valuation.

Site Improvements:      Concrete curbs and sidewalks and surface parking for
                        vehicles

Hazardous Substances:   We were not given a Wetlands survey. If subsequent
                        engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm

Comments:               Good site for office development due to location, size
                        and exposure.

Improvements Description

      The site is improved with a two story precast steel frame Class A/B office building, that is centered around a courtyard. The building was constructed in 1985 and contains a total of 172,448 square feet of rentable area. The existing tenant upgraded approximately 70 percent of the building and has invested heavily in capital improvements. Upgrades have been made to the mechanical, plumbing, electrical, HVAC, and fire protection systems.

      We were not provided with any plans or construction specifications for this property. The following description is based on our visual inspection and discussions with the building manager. We inspected several, but not all areas of the building. We noted the finish to be average quality, but in good condition, in those areas. Following are the construction details for the subject improvements based on our inspection of the property.

General Data
    Year Built:                    1985

    Building Area
       Gross Building Area (GBA):  180,000 square feet.
        Net Rentable Area (NRA):   172,448 square feet

    Number of Stories:             2

Construction Detail
    Foundations:                   Concrete slab

    Framing:                       Steel

    Floors:                        Concrete slab

    Exterior Walls:                Precast concrete panels with ribbon glass
                                   window line

    Roof Structure:                Concrete deck

================================================================================


                                      -37-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      Roof Cover:              Insulated membrane roofing

      Windows:                 Metal frame, insulated double glaze

      Pedestrian Doors:        Double set of double glass in metal frame doors

Mechanical Detail
      Heating and Cooling:     All electric, VAV boxes, roof mounted air
                               handlers. Two chilled water air handling units at northeast and southeast quadrants.

      Electrical Service:      Recently upgraded and assumed to meet code

      Elevator Service:        Two hydraulic cabs at each end of the building.

Fire Protection:               Sprinklered

Interior Detail
      Layout: The building is separated into four quadrants via a central courtyard, two loading docks and two lobby entrances.

      Floor Covering:          Primarily carpet in the office areas and ceramic
                               tile in the restrooms.

      Walls:                   Painted gypsum board.

      Ceilings:                Ceilings in office and hall areas are suspended
                               acoustical tile.

      Lighting:                Recessed fluorescent

      Rest Rooms:              Each quadrant of the building has a set of men's
                               and women's rest rooms.

Americans with
      Disabilities Act (ADA):  The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

================================================================================


                                      -38-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Hazardous Substances:          We are not aware of any potentially hazardous
                               materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may be used in the construction of the improvements. If concerns exist in this area, we recommend that a professional engineer be engaged.

Other Site Improvements
     On-Site Parking:          648 surface parking spaces, or 3.6 spaces per
                               1,000 square feet of gross building area

     Landscaping:              Good, mature trees, shrubbery around the
                               building and parking lot perimeter

Comments:                      The quality of the subject improvements is rated
                               good. The layout and functional plan are considered good, although the floor plates are large relative to similar buildings in the market. No deferred maintenance was encountered.
                               The normal life expectancy of a building of this type is 45 years. We consider the effective age to be equal to 5 years, due to apparently good maintenance, leaving an estimated remaining economic life of about 40 years.

                               We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems

================================================================================


                                      -39-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               REAL ESTATE TAXES AND ASSESSMENTS

      The subject property is identified for real estate assessment and taxation purposes by Fairfax County, Virginia as parcel 26-2-01-990D. The Fairfax County tax year extends from January 1st through December 31st and properties are reassessed annually. The assessment ratio is 100 percent of estimated market value for reai estate tax purposes.

Tax Rates

      The 1997 tax rate for Fairfax County is $1.29 per $100 of assessed value. The following chart depicts a three-year prior history:

================================================================================
                       Tax Rates Per $100 of Assess Value
================================================================================
                              1993        1994           1995           1996
================================================================================
Taxing Authority            Tax Rate    Tax Rate       Tax Rate       Tax Rate
Fairfax County, Virginia    $1.1828     $1.1828        $1.2214        $1.2910
================================================================================

      The historical tax rate chart above indicates that rates had been flat from 1993 through 1994. However, falling property values, thus lower tax assessments, have added upward pressure to tax rates as indicated in 1995 and 1996. The change equates to 3.3 and 5.7 percent, respectively. The compound rate of growth from 1993 to 1997 was 2.3 percent. It is difficult, at best, to judge the likelihood of future tax rate increases when viewing only a brief history. Tax rates tend to increase or decrease based upon increasing governmental budgets and the total tax base, and over the longer term, seven to ten years, they tend to fall in line with inflationary trends, except in fast growing areas where new services are required.

Tax Assessment

      The subject's 1997 full cash value and subsequent assessment is outlined in the following table.

================================================================================
                                  Campus Point
                         Full Cash Value and Assessment
================================================================================
                Land Value                           $ 2,744,400
                Improvement Value                    $14,816,170
                                                     -----------
                Total Value                          $17,560,570
                Taxable Assessment                   $17,560,570
                Tax Rate                              x    .0129
                                                     -----------
                Taxes Due                            $226,531.35
================================================================================

Ad Valorem Tax Conclusions

      As developed above, the net tax associated with the subject property is $226,531, or $1.32 per square foot for the 1996 tax year. Taking into consideration future tax rate increases and the potential for increases in the assessed value of the subject, we have projected that taxes for the subject property will increase at 3.5 percent annually.

      In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to the

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                                      -40-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Real Estate Taxes and Assessments

market value estimate concluded in this report, and considered the potential for future changes in the assessed value of the subject brought about by changing market conditions.

      The full cash value for the subject property is about 30 percent below our value conclusion. We anticipate that the subject will experience a tax increase during the next reassesment cycle in January 1998 based on our value conclusion. Thereafter, we are projecting growth in real estate taxes consistent with inflationary expectations, or about 3.5 percent per year.

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                                      -41-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The governing agency for zoning is the Fairfax County Planning and Zoning Commission. The site is zoned 1-3, a light industrial zone of Fairfax County. The 1-3 district is established to provide areas for scientific research, offices, development and training, manufacture and assembly of products, and related supply activities. This district is designed to accommodate a broad spectrum of uses including establishments for scientific research, development and training, general office, financial institutions, private schools of general and/or special education, and warehouses. The subject represents a permitted use.

      The restrictions imposed by this classification are as follows:

      Height Restriction:                   75 feet

      Front Yard:                           A minimum of 40 feet

      Side Yard:                            None required

      Rear Yard:                            None required

      Minimum Lot Size:                     40,000 square feet

      Minimum Lot Width:                    100 feet

      Maximum Floor Area Ratio:             0.30

      Open Space:                           15%

      Off Street Parking:                   For buildings with more than 125,000
                                            square feet of gross floor area
                                            (GFA): 2.6 spaces for each 1,000
                                            square feet of GFA.

      Based upon our visual inspection, the subject appears to conform to the applicable zoning regulations, including parking requirements. However, we are not experts in the interpretation of complex zoning ordinances. The determination of compliance is beyond the scope of a real estate appraisal.

      To the best of our knowledge other deed restrictions (private or public) further limit the subject property's use. We cannot guarantee that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

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                                      -42-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             HIGHESTAND BEST USE
================================================================================

      According to the Dicionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute , the highest and best use of real property is defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

      We evaluated the sites' highest and best use as if vacant. In this case, the highest and best use must meet the aforementioned criteria. The use must be
(1) legally permissible, (2) physically possible, (3) financially feasible, and
(4) maximally productive.

Highest and Best Use, As If Vacant

      The first test concerns permitted uses. According to our understanding of the zoning ordinance noted earlier in this report, the site could be developed with research and development, general office, financial institutions, and warehouses uses. Residential and retail uses are not permitted.

      The second test is what is physically possible. As discussed in the Property Description section, the site's shape, soil, available utilities, topography, etc. do not physically limit its use given its suburban location. Additionally, we know of no easements which adversely impact the property. Thus, the site has no physical limiting conditions, other than size, to restrict its development.

      The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. That is, for a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital from alternative forms of investments.

      As stated earlier, the subject lies in the midst of office development. Additional office use would be logical and consistent with surrounding uses. Other successful office developments have been developed in the area, leading to the conclusion that another similar use may also succeed. With the site's exposure and good access, prospective tenants would likely be interested in this location. While some light industrial uses can be found in the area, office uses usually provided more value than this use. Therefore, we conclude that the highest and best use of the subject would be to develop an office building.

      As depicted in the Office Market Analysis section, some new speculative construction is occurring in the adjacent Route 28/Dulles submarket; however, the office submarket in which the subject is located continues to experience rental rates that are below what would be considered economic for new speculative construction. In addition, overall occupancies have also not quite reached the point of stabilization. However, both occupancies and rental rates are showing signs of improvement, particularly for high quality buildings. Supply of and demand for new office development would have to return to equilibrium before development would be justified. In

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                                      -43-
                                                              CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

addition, there is little financial or debt support for any speculative development. Thus, development of this site, if it were vacant, appears unlikely at this time.

      Given all factors, we conclude that the highest and best use of the subject site as if vacant is office use; however, market conditions preclude immediate development, necessitating that the property be held until market conditions improve. Consequently, we anticipate that it may be several more years before rental rates and occupancies will support new speculative office construction in the subject's locale. Build-to-suit construction, however, could conceivably begin much sooner given a lease with terms considered acceptable to the financial community.

      In summary, given the income producing product alternatives, it is our opinion that the highest and best use of the subject site, as though vacant today, would be for the eventual development of a mid- density office project, as a speculative multi-tenant building, once rental rates have recovered to a level that would support new construction. Overall, a holding period would probably be required for the site until such time as market demand would dictate a need for additional speculative office development or a user could be secured. This inherently assumes that once the market imbalance is corrected, the cost/benefit equation, i.e., cost versus value, would support additional construction.

As Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then existing improvements have no value. Sometimes, however, existing improvements have interim use value. If the highest and best use of the site as though vacant is holding for future development, then the improvements might make a short term contribution to property value.

      As noted in the Property Description section of this report, the subject site is improved with a two-story building totaling 172,448 net rentable square feet. Completed in 1985, the improvements are functional in design and are of good quality when compared to suburban office developments in Fairfax County. The building is currently 100 percent occupied by a single tenant.

      The data within the Office Market Analysis section revealed that the submarket in which the subject competes is recovering from the overbuilding and the soft economy of the 1980s and early 1990s. Our survey of the direct competition indicated an average occupancy of 85 percent. As improved, the subject is capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and

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                                      -44-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

rent levels. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a single-tenant office project.

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                                      -45-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      Appraisers typically use three approaches in valuing improved property. These include the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data given most consideration in the final analysis. In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate. In addition, we have provided a replacement cost estimate in the Addenda.

      The Cost Approach was not performed for the following reasons:

      |_| This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      |_| The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      |_| The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      |_|   Searched the market for recent office building sales;

      |_| Analyzed those sales on the basis of the sales price per square foot (net rentable area); and

      |_| Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      |_| Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      |_| Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      |_| Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      |_| Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

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                                      -46-
                                                              CUSHMAN &
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                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.
      o Considered the type and reliability of the data used and applicability of each approach.
      o     Reconciled the approaches to a final value conclusion.

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                                      -47-
                                                              CUSHMAN &
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                                                     ---------------------------

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      Inherent in the Sales Comparison Approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. We have compared the subject property to several relevant property sales.

      By analyzing sales which qualify as arm's-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. Comparability in physical, locational and economic characteristics are important criteria when selecting the sales for comparison with the subject property. The basic steps involved in the application of this approach are as follows:

      (1) researching recent, relevant property sales and current offerings throughout the competitive area;

      (2) selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the s7ale date and the date of value, and other physical, functional or locational factors;

      (3) identifying the sales which include favorable financing and calculate the cash equivalent price;

      (4) reducing the sale prices to common units of comparison, such as price per square foot of building area (in this net rentable area);

      (5) making appropriate adjustment between the comparable properties and the property appraised; and

      (6) interpreting the adjusted results and drawing a logical value conclusion.

      In this instance, the sale prices inherent in the comparables were reduced to those common units of comparison that can be used to analyze improved properties that are similar to the subject. Considering the available units of comparison, one of the most important benchmarks used by buyers and sellers of office building is price per square foot of net rentable area (NRA).

      The following summary chart includes recent transactions of suburban office buildings from which price trends can be identified for the extraction of value parameters. The complete survey results on each property appear in detain in the Addenda of the report.

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                                      -48-
                                                              CUSHMAN &
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                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

                                  Campus Point
                            1880 Campus Commons Drive
                                Reston, Virginia

                            Summary of Building Sales

=================================================================================================================================
                                                       Year Built     Net                     Cash         Sale Price  Overall
Sale                                                   ----------   Rentable    Percent     Equivalent       Per SF     Rate
 No.          Name/Location               Sale Date    Renovated    Area (SF)   Occupied    Sale Price       (NRA)
=================================================================================================================================
  1     Intergraph                        March 1997      1985        67,900      100%       $8,425,000      $124.08    10.30%
        2051 Mercator Drive
        Reston, Virginia
---------------------------------------------------------------------------------------------------------------------------------
  2     Sprint                             December       1983       553,362      100%      $76,300,000      $137.88      N/A
        12490-12526 Sunrise Valley Drive      1996
        Reston, Virginia
---------------------------------------------------------------------------------------------------------------------------------
  3     Dulles Corner                      December       1990       280,672      100%      $41,100,000      $146.43     8.54%
        2411 Dulles Corner Blvd              1996
        Herndon, Virginia
---------------------------------------------------------------------------------------------------------------------------------
  4     Commerce Park IV & V               December       1986       308,690       95%      $40,750,000      $132.01      9.2%
        11400 & 40 Commerce Park Drive       1996
        Reston, Virginia
---------------------------------------------------------------------------------------------------------------------------------
Subj    Campus Point                       Date of        1985       172,448      100%
        Reston, VirgInIa                    Value
=================================================================================================================================

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                                                              CUSHMAN &
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                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Sales Price Per Square Foot Analysis

      The four comparables indicate sales prices ranging from $124.08 to $146.43 per square foot of net rentable area on a cash equivalent basis. The prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

      Property Rights Conveyed

      As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

      Seller Financing/Cash Equivalency

      All of the comparables were sold on the basis of cash to the seller or cash equivalent financing. Thus, we have made no adjustments to the comparables for seller financing.

      Conditions of Sale

      We identified no special motivational conditions concerning the comparables; therefore, no adjustments for conditions of sale were made.

      Date of Sale

      As shown in the summary table, the transactions occurred between December 1996 and March 1997. Given that these sales occurred within the last seven months, no adjustments were deemed necessary for date of sale.

      Other

      Most of the additional considerations for the comparables involve locational issues, design and quality elements, and economic factors. It is noted that the subject property is 100% leased to a single tenant at a rental rate of $13.65 per square foot, triple net. In the following discussion, we compare each of the improved sales to the subject property and conclude if the comparable is similar, inferior or superior.

      Comparable 1-1, the Intergraph Building, is located at 2051 Mercator Drive within a few miles west of the subject within the Reston/Hemdon submarket. This locale is considered comparable to the subject's. The building was constructed in 1985 and is of similar to the subject from a physical standpoint. The sale involved a 20 year leaseback to the tenant at a rental rate of $13.20 per square foot, triple net. Reportedly, the property sold at a high overall rate due to the poor credit rating of the tenant. This property is considered basically equivalent to the subject from a locational and physical standpoint, but somewhat inferior from an economic (credit rating) standpoint. Overall, we have labeled the sale of this building as slightly inferior to the subject.

      Comparable 1-2, the Sprint Building, located at 12490-12526 Sunrise Valley Drive is also located a few miles west of the subject and is considered similar in terms of location. Constructed in 1983, the building is similar in age/condition to the subject. The property was acquired by the

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                                                              CUSHMAN &
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                                                     ---------------------------

                                                       Sales Comparison Approach

tenant, who had leased the entire building since the mid-1980s. This property is considered basically equivalent to the subject from a locational, physical and economic standpoint and does not require any adjustments.

      Comparable 1-3, Dulles Comer, is located several miles west of the subject on Dulles Comer Boulevard in the Route 28/Dulles submarket. This area is considered slightly superior to the Reston submarket due to its lower vacancy and proximity to Route 28 and the Dulles Airport. The building was constructed in 1990 and represents slightly newer construction than the subject. At the time of sale, the property was 100 percent leased to multi-tenants at an average rental rate of MM per square foot, full service. This property is considered similar to the subject from an economic standpoint, but superior from a locational and physical standpoint.

      Comparable 1-4, Commerce Center IV and V, is located off of Commerce Park Drive immediately west of the subject. These buildings were construction in 1988 and 1989 and are slightly newer in age/condition than the subject. The buildings contain some lower level (basement) space that is leased at a low rental rate. The buildings were 100 percent leased to various tenants at the time of sale, at an average rental rate of $16.84 per square foot, full service. There is a significant proportion of older below market leases. The largest tenant is Cordant, who occupies 136,798 square feet or 45 percent of the building through the year 2000 and occupies most of the lower level space. The property has minimal rollover until the year 2002, when 53 percent of the leases expire. This sale is similar to the subject from a locational standpoint, slightly superior from a physical standpoint, and inferior from an economic standpoint due to the large number of below market leases. Overall, this sale is rated slightly inferior to the subject due to the significant number of below market leases.

      The following chart summarizes how each sale compares to the subject property from a physical, locations[ and economic (occupancy and rental rate) standpoint.

               ========================================================
                          Improved Sales Comparison
               ========================================================
                                                 Overall Rating
                             Sale Price            Relative to
                  No.          Per SIF            the Subject
               ========================================================
                  1-1          $124.08               Inferior
                  1-2          $137.88         Basically Equivalent
                  1-3          $146.43              Superior
                  1-4          $132.01           Slightly Inferior
               ========================================================

      Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best.

      Comparables 1-1 and 1-4, with sale prices of $124.08 to $132.01 per square foot, are considered inferior to the subject, while Comparable 1-3, with a sale price of $146-43 per square foot, is considered superior. Thus, the subject's value should most likely fall within the range of $132.01 and $146.43 per square foot, and probably nearer the low end because it is considered

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                                      -51-
                                                              CUSHMAN &
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

                                                       Sales Comparison Approach
================================================================================

only slightly superior to Sale I-4 at $132.01 per square foot and basically equivalent to Sale I-2 at $137.88 per square foot.

      Based on the information presented, we have concluded at a value range for the subject of $135 to $137 per net rentable square foot. When applied to the net rentable area, our estimated value range by the sales price per square foot method is presented as follows:

    =====================================================================
                    Sales Price Per Square Foot Unit Analysis
    =====================================================================
     172,448 SF    x    $135.00/SF             =           $23,280,480
     172,448 SF    x    $137.00/SF             =           $23,625,376
    =====================================================================
                       Concluded to:                       $23,500,000
    =====================================================================

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                                      -52-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                                 INCOME APPROACH
================================================================================

Methodology

      The income approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property; however, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a difficult technique to administer. The subject property is leased to a single tenant whose lease expires in the year 2000. Thus, the property has the potential to experience significant rollover in the near future. It is our opinion that the majority of investors for a property like the subject would utilize the discounted cash flow method, in an attempt to mirror this potential rollover. In addition, overall, office market conditions are continuing to strengthen. Consequently, the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected continued recovery. For this reason, it is our opinion that the discounted cash flow method is the most appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis but at the conclusion of the income approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

      Following is an analysis of the current market rental rates, existing leases in place, other revenue, vacancy and collection loss projections, and historical/future operating and fixed expenses for the subject property.

Potential Gross Income

      Summary of Existing Leases

      The object of this appraisal is to estimate the value of the leased fee estate in the subject property. Accordingly, consideration must be given to the leases in place at the time of appraised valuation. The actual leases for the subject's tenants are incorporated in the following discounted cash flow analysis. We utilize Pro-Ject +plus, a software program designed to analysis multi-tenant properties, in this analysis and several of the computer generated reports are included in the Addenda.

      The subject is fully leased to Bell Atlantic through April 2001 at a rental rate of $13.65 per square foot, triple net. The rent will remain stable for the remainder of the lease term. Bell Atlantic has a sublease with Perot Systems.

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                                      -53-
                                                              CUSHMAN &
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

                                                                 Income Approach
================================================================================

Assumptions Regarding the Existing Leases

      Information provided by management indicates that the tenant is not in default of their lease. We assume that the existing tenant will continue to pay rent under the terms of their lease obligations. We address renewal probability in the Vacancy and Collection Loss section.

Lease Expirations

      In our analysis, consideration is also given to lease expiration schedule. The timing of lease expiration is an important element and a prospective buyer would attempt to assess the risk relative to upcoming turnover. For example, a large lease expiring in the near future would indicate the possibility of a significant drop in income and consequently a higher risk factor might be appropriate.

      As previously indicated, the property is 100 percent leased to a single tenant whose lease expires in April 2001. Thus, the risk associated with lease expirations at the subject property are considered to be a significant factor.

Estimate of Current Market Rent

      In order to gauge the reasonableness of the quoted rent and form a conclusion as to the current market rent for the subject property, , we have analyzed actual lease data. The tables on the following pages highlights several competitive office buildings in the subject submarket.

Comparable Building Leases

      The competitive projects reflect a rental range of $15.00 to $16.42 per square foot, triple net and $23.75 per square foot, full service. Adjusting the full service lease to a triple net basis by deducting approximately $5.00 per square foot for expenses, indicates an adjusted triple net rent of $18.75 per square foot. Rental R-1, which was adjusted to $18.75 per square foot, triple net, is located in a superior market relative to the subject due to its closer-in location to Washington D.C. and the Capital Beltway. Thus, the subject's rent should be lower than this rental. Rental R-5, at $16.42 per square foot, triple net, also enjoys a closer-in location and is considered superior. Rentals R-2 through R-4 are located in the subject's general vicinity and are considered most similar to the subject from a locational standpoint. Rental R-3, at $15.60 per square foot, represents a build-to-suit slated for delivery in February 1999; thus, it is substantially newer than the subject and is considered superior from a physical standpoint. Overall, Rental R-3 is considered most similar to the subject given its location and size. Placing most emphasis on this rental, we have estimated the subject's market rent at $15.00 per square foot, triple net.

      The comparables indicated tenant improvement allowances of $0.00 to $30.00 per square foot for new and second generation space, with the majority in the $10.00 to $20.00 per square foot range. No free rent concessions were indicated for any of the comparables. Annual rent escalations were generally 2.5 to 3.0 percent per year. Lease terms ranged from 10 to 20 years.

================================================================================


                                      -54-
                                                              CUSHMAN &
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                                                     ---------------------------

                                  Campus Point
                            1880 Campus Commons Drive
                        Reston, Fairfax County, Virginia

                           Summary of Rent Comparables

===========================================================================================================
Comp.                                              Area       Lease    Rental Rate                   Term
 No.   Name/Location                 Tenant     Leased (SF)    Date      ($/SF)       Recoveries     (Yrs)
===========================================================================================================
 R-1   l945 Old Gallows Road         UUNET        139,155      05/97     $23.75      Full Service     10.0
       Tysons Corner, Virginia



 R-2   4795 Meadow Wood Lane          MCI         153,674      02/97     $15.00       Triple Net      10.0
       Chantilly, Virginia

 R-3   Sunset Hills Road              BDM         310,000      01/97     $15.60       Triple Net      12.0
         & Reston Pkwy
       Reston, Virginia

 R-4   14225 Newbrook Drive        American       248,000      12/96     $15.80       Triple Net      20.0
       Chantilly, Virginia          Medical
                                 Laboratories

 R-5   4114 Legato Road               AMS         214,214      12/96     $16.42       Triple Net      12.0
       Fairfax, Virginia
===========================================================================================================


====================================================================
Comp.                                                Free Rent/
 No.   Name/Location              Escalations   Tenant Improvements
====================================================================
 R-1   l945 Old Gallows Road      2.5% + $1.50         50% rent
       Tysons Corner, Virginia     bump Yr 6            thru
                                                    construction
                                                      $17.00 sf

 R-2   4795 Meadow Wood Lane         2.75%              None
       Chantilly, Virginia                            $10.00 sf

 R-3   Sunset Hills Road             2.50%              None
         & Reston Pkwy                              Build-to-suit
       Reston, Virginia

 R-4   14225 Newbrook Drive          2.50%              None
       Chantilly, Virginia                              As is


 R-5   4114 Legato Road              3.0%               None
       Fairfax, Virginia                              $30.00 sf
====================================================================

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Based on the foregoing, we have estimated the following market rental parameters for the subject:

                =====================================================
                        Market Rental Rate Parameters
                =====================================================
                   Base Rent                 $15.00/SF, Triple Net
                   Free Rent                 None
                   Expense Recoveries        Triple Net
                   Annual Escalations        3.0%
                   Term                      10 years
                   Office TIs per SF
                     New Tenants             $10.00
                     Renewal Tenants         $5.00
                =====================================================

Market Rent Forecast

      In addition to estimating the market rent for the subject, it is appropriate to analyze what the rental growth rate will be in forecasting the cash flows over the prescribed holding period. It is our contention that the submarket will continue to experience an increase in rents over the next several years. As discussed in the Market Analysis, rental rates for Class A space in Reston have increased at a steady pace over the past four years. We anticipate that this trend will continue. With new speculative construction occurring along the Route 28 Corridor, we did not consider future rent spikes. Overall, we anticpate that rent growth will pace the rate of inflation, or 3.5 percent per year.

      Obviously, the timing and the amount of rent growth is somewhat speculative and subjective on our part; however, we have attempted to measure the effects of future occupancy changes in the market and the potential for renewed speculative development once the rental rates for newer properties again justify new office construction. As rental rates increase, newer properties and those being renovated should benefit.

      Again, while not verifiable directly from the market, our projected future market rent schedule attempts to recognize knowledgeable investors' long-term growth expectations and is further supported by the Cushman & Wakefield Investor Survey included in the Addenda.

      Free Rent Concessions

      Free rent is not a factor in this environment. Interviews with leasing agents and a review of the comparable leases indicated that free rent is non-existent. Thus, we have not provided for any free rent and have selected a rental rate that is net of any possible rent abatement.

Expense Recovery Income

      The existing tenant pays a complete pass through of all operating expenses at the subject property, excluding structural repairs, leasing commissions and alterations. This is typical of triple net leases in the marketplace.

Parking and Other Income

      Based on our survey of competitive office buildings, it is not common practice to charge for parking in the subject's submarket. Only those buildings with parking structures in central business district locations typically have parking fees. Thus, parking income is not a factor at the subject.

================================================================================


                                      -56-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach

      Based on a review of the financial statements, the subject does not have a history of receiving other income. Thus, we have not considered it in our analysis.

Vacancy and Collection Loss

      Our cash flow projection assumes a tenant vacancy of 12 months upon lease expiration set against our probability of renewal estimated at 60 percent. This results in a weighted average downtime of approximately five months. in addition to a vacancy/global credit loss provision applied to the gross rental income. Given the strength of the existing tenant, we applied a vacancy/global credit loss of 0.5 percent throughout the holding period.

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 4.0 percent, assuming an average ten year lease term. Including our overall vacancy/global credit loss allowance, the implied overall occupancy rate of the subject property over the ten year holding period is 4.5 percent.

Operating Expenses

      We based our estimate of operating expenses for the subject on a review of the actual 1994 through 1996 expenses, as well as the 1997 budget. This data was compared with expense comparables at similar suburban office buildings as well as industry studies. In addition, we have consulted Cushman & Wakefield's Management Services staff for further support. The Historical and Budget Operating Statements for the subject property provided by property management can be found in the Addenda.

      We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. Increases in the expenses during subsequent years are projected at 3.5 percent per annum. Based on historical CPl trends, we conclude that our selected growth rate reflects an overall inflationary rate over the long term. The forecast of growth rates in all categories of expenses reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey , a copy of which is in the Addenda. Except where noted, our forecasted growth rate for the various expense categories generally does not attempt to reflect growth rates for any individual year, but rather the long term trend over the projected holding period.

================================================================================


                                      -57-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Real Estate Taxes

      Real estate taxes are based on the actual assessment and tax rate reported in the Real Estate Taxes and Assessment section. The Year One real estate taxes are equal to $226,531, or $1.32 per square foot of net rentable area. As previously discussed, the subject's current assessment is 30 percent below our final value conclusion. We anticipate that the subject will experience a sizeable tax increase during the next reassesment cycle in January 1998 based on our estimated value conclusion.

Operating Expenses

      Operating expenses include utilities, repairs and maintenance, janitorial and service contracts, insurance, etc. The building's actual costs have average $0.90 to $1.24 per square foot. The 1997 budgeted expense is in line with the historicals at $1.23 per square foot and is considered reasonable. Thus, we have estimated this expense consistent with the budget, or $1.23 per square foot.

General & Administrative

      These expenses are directly connected to the administration of the building, including office payroll, general office expense, advertising and other miscellaneous expenses. The building's actual costs have average $0.04 to $0.08 per square foot. The 1997 budgeted expense is slightly higher than historicals at $0.11 per square foot. A review of the budget indicated that the largest increase within this expense category is for maintenance salaries. The overall budgeted salaries of $11,964 per year does not appear reasonable for a building of the subject's size; thus, we have estimated this expense consistent with the budget, or $0.11 per square foot.

Management Fees

      This expense represents the fee for management responsibilities, whether provided by an outside company or ownership. This includes rent collection, property supervision and budget preparation. Cushman & Wakefield Property Management personnel reported that typical management agreements range from 2.5 to 3.0 percent of effective gross income. The management fee charged at the subject is 3.0 percent of effective gross income. It is our opinion that this rate is reflective of market parameters and as such, a management fee equal to
3.0 percent of effective gross income is estimated for the subject.

Leasing Commissions

      New leases will require a leasing commission equivalent to 4.0 percent of total rental income and 2.0 percent on renewal leases. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of
3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions, but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. This expense item is not passed through to the tenant. The probability factor is used for speculative renewals.

================================================================================


                                      -59-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Tenant Improvements/Finish

      The tenant improvement allowance was previously discussed and is projected to be $10.00 per square foot for new tenants and $5.00 per square foot for renewals. This expense is also not passed through to the tenants. The probability factor applies to speculative renewals. Tenant improvements/finish costs are projected to increase at the rate of 3.5 percent per year through the projection period.

Capital Replacements/Reserves

      Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Taking into consideration the subject's age, we have estimated capital reserves of $0.25 per net rentable square foot for Year One, increasing by 3.5 percent per year throughout our analysis.

      Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1998 equates to $579,820 or $3.36 per square foot of gross leasable area, excluding capital replacements, tenant alterations and leasing commissions. These expenses appear low for an office building; however, the tenant pays their own electric, janitorial, and repairs and maintenance expenses. The growth rates incorporated in our projections result in a 4.6 percent annual compound growth rate over the holding period, which is higher than our estimate due to the anticipated increase in real estate taxes after year one.

Discounted Cash Flow Analysis

      Based on the assumptions and projects discussed, we employed the Pro-Ject +plus computer program, which has the flexibility to allow for a tenant by tenant analysis, to calculate the subject's forecasted cash flow. It also allows for a variety of assumptions regarding future income streams and expenses. On the following page is our pro forma of annual cash flows for the property over a 10 year holding period. An 11th year was used to calculate the reversion. We used the following figures and assumptions in the computer model.

       Years in Forecast:                            11

       Holding Period:                               10

       Starting Date:                                July 1, 1997

       Market Rental Rate (Year 1)                   $15.00 per SF, Triple Net

       Miscellaneous Income:                         N/A

       Growth in Market Rental Rate:                 3.5% per annum

       Expense and Tax Pass-Throughs:                Tenants pay pro-rata share
                                                     of all operating expenses.

================================================================================


                                      -60-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Campus Point

                            1880 Campus Commons Drive
                        Reston, Fairfax County, Virginia

                               Cash Flow Analysis

==================================================================================================================================
                              Calendar     Calendar     Calendar     Calendar     Calendar     Calendar     Calendar     Calendar
                                  Year         Year         Year         Year         Year         Year         Year         Year
                                  1998         1999         2000         2001         2002         2003         2004         2005
==================================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income             $2,353,915   $2,353,915   $2,353,915   $2,157,756   $1,978,880   $3,017,792   $3,093,238   $3,170,569
  Total Recoveries            $579,819     $637,327     $657,099     $608,798     $468,479     $741,096     $766,105     $791,967
  Less: Credit Loss           ($14,669)    ($14,956)    ($15,055)    ($13,833)    ($12,237)    ($18,794)    ($19,297)    ($19,813)
                           -------------------------------------------------------------------------------------------------------
Effective Gross Income      $2,919,065   $2,976,286   $2,995,959   $2,752,721   $2,435,122   $3,740,094   $3,840,046   $3,942,723

EXPENSES
  Real Estate Taxes           $257,381     $304,953     $315,627     $326,674     $338,107     $349,941     $362,189     $374,865
  Operating Expenses          $215,018     $222,543     $230,332     $238,394     $246,738     $255,373     $264,312     $273,562
  General & Administrative     $19,849      $20,544      $21,263      $22,007      $22,778      $23,575      $24,400      $25,254
  Management                   $87,572      $89,289      $89,879      $82,582      $73,054     $112,203     $115,201     $118,282
                           -------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $579,820     $637,329     $657,101     $669,657     $680,677     $741,092     $766,102     $791,963

                           =======================================================================================================
Net Operating Income        $2,339,245   $2,338,957   $2,338,858   $2,083,064   $1,754,445   $2,999,002   $3,073,944   $3,150,760
                           =======================================================================================================

  Commissions                       $0           $0           $0           $0   $1,064,168           $0           $0           $0
  Capital Reserves             $43,112      $44,621      $46,183      $47,799      $49,472      $51,204      $52,996      $54,851
  Alterations                       $0           $0           $0           $0   $1,385,216           $0           $0           $0
                           -------------------------------------------------------------------------------------------------------
                            $2,296,133   $2,294,336   $2,292,675   $2,035,265    ($744,411)  $2,947,798   $3,020,948   $3,095,909
==================================================================================================================================


=================================================================
                              Calendar     Calendar     Calendar
                                  Year         Year         Year
                                  2006         2007         2008
=================================================================
REVENUE FROM OPERATIONS
  Rental Income             $3,249,833   $3,331,079   $3,414,355
  Total Recoveries            $818,711     $846,365     $874,983
  Less: Credit Loss           ($20,343)    ($20,887)    ($21,447)
                           --------------------------------------
Effective Gross Income      $4,048,201   $4,156,557   $4,267,871

EXPENSES
  Real Estate Taxes           $387,986     $401,565     $415,620
  Operating Expenses          $283,137     $293,047     $303,304
  General & Administrative     $26,138      $27,053      $27,999
  Management                  $121,446     $124,697     $128,036
                           --------------------------------------
TOTAL EXPENSES                $818,707     $846,362     $874,959

                           ======================================
Net Operating Income        $3,229,494   $3,310,195   $3,392,912
                           ======================================

  Commissions                       $0           $0           $0
  Capital Reserves             $56,770      $58,757      $60,814
  Alterations                       $0           $0           $0
                           --------------------------------------
                            $3,172,724   $3,251,438   $3,332,098
=================================================================

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

       Expense Growth Rate:                   3.5% per annum

       Consumer Price Index:                  3.5% per annum

       Free Rent:                             None

       Lease Term (Typical):                  10 years

       Renewal Probability:                   60%

       Tenant Improvements - New Leases       $10.00 per SF

       Tenant Improvements - Renewing Leases  $5.00 per SF

       Leasing Commissions:                   4% new leases; 2% for renewals.
                                              All payable in year 1 of the
                                              lease.

       Vacancy Between Leases:                12 months (prior to renewal
                                              probability of 60%; effective
                                              vacancy is 5 months

       Credit Loss:                           0.5%

       Reversion Cap Rate:                    10% (applied to net operating
                                              income).

       Reversion Selling Expenses:            3% (includes brokerage, legal fees
                                              and estimated transfer taxes).

       Discount Rate (IRR):                   12.0% (see Discount Rate
                                              Analysis).

Derivation of Terminal Value

      The sale of the property is projected to occur in the final year of our analysis. We estimated the terminal value using the direct capitalization method wherein an overall rate is applied directly to the net operating income from the eleventh year of the projection.

      We derived the terminal capitalization rate from an analysis of the actual market sales in the Sales Comparison Approach and information noted in the real estate investment market. The capitalization rate (OAR) is computed by dividing net operating income by the sales price. The market derived overall capitalization rates from the comparable sales are as follows:

               ====================================================
                        Summary of Capitalization Rates
               ====================================================
                      Sale                   Capitalization
                      No.                         Rate
               ====================================================
                        1                        10.30%
                        2                           N/A
                        3                         8.54%
                        4                         9.20%
               ====================================================

================================================================================


                                      -62-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach

The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 8.30 to 10.30 percent. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

Discount Rate Analysis

      We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

   ======================================================================
                           Autumn 1996 Investor Survey
                            Suburban Office Buildings
   ======================================================================
                    Going-In          Terminal             IRR
   ----------------------------------------------------------------------
                 Low      High       Low     High      Low    High
   ======================================================================
       Mean     8.80%     9.50%     9.30%     9.90%    11.2%  11.6%
   ----------------------------------------------------------------------
       Range    8.00%     11.0%     8.00%     11.0%    10.0%  13.0%
   ======================================================================

      The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals terminal capitalization rates of 8.0 to 11.0 percent with the average low and high responses of 9.3 and 9.9 percent for investment grade offices in non-CBD suburban locations.

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The

================================================================================


                                      -63-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach

property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      The Washington, D.C. area has been consistently cited as one of the top office investment markets in the country. With the strength of the office demand created by the federal government and the national and international entities that must locate in close proximity to the seat of government, this market is highly regarded among investors. With the persistent questions about future federal employment, and hence office space demand, some caution is warranted. Even so, the capitalization rates and yield rates required by investors for quality properties in the metropolitan area are consistently among the lowest in the nation.

      In our DCF model, we selected a terminal capitalization rate that accounted for the anticipated holding period and reflected the subject's tenancy, quality and location. This rate also reflected the risk involved in our DCF analysis based on the income and expense projections that were modeled, as well as the approximate age of the property at the end of the holding period. The rate we selected reflects the significant rollover risk in year four of the analysis when 100 percent of the bulding expires due to Bell Atlantics lease expiration.

Conclusion

      Using a 10.0 percent terminal rate and a 12.0 percent discount rate, our cash flow model indicated a value of $23,300,000 or $135.11 per square foot, as shown on the following page. This value estimate produces an implied going-in capitalization rate of 10.0 percent, which falls toward the upper end of the range generally required by investors as noted in the Cushman & Wakefield Investor Survey. We deem this reasonable because of the property has a relative flat income stream during the first four years of the analysis due to the flat Bell Atlantic lease.

      Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 55 percent of the subject's ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be derived from the cash flow. Greater risk is evident when the reversion provides a larger percentage of the overall return than the cash flows. The average cash on cash return is 10.2 percent, based on this value conclusion. This rate would generate investor interest because the yields are appropriate relative to the risks involved.

      Thus, it is our opinion that the market value of the property by the Income Approach, is $23,300,000.

================================================================================


                                      -64-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                  Campus Point
                            1880 Campus Commons Drive
                        Reston, Fairfax County, Virginia

                          Discounted Cash Flow Analysis

================================================================================
            NET             DISCOUNT        PRESENT                    ANNUAL
CALENDAR   CASH             FACTOR @        VALUE OF   COMPOSITION  CASH ON CASH
  YEAR     FLOW               12.00%       CASH FLOWS    OF YIELD      RETURN
================================================================================

  1998     $2,296,133    X   0.89286   =   $2,050,119      8.81%        9.85%
  1999     $2,294,336    X   0.79719   =   $1,829,031      7.86%        9.85%
  2000     $2,292,675    X   0.71178   =   $1,631,881      7.01%        9.84%
  2001     $2,035,265    X   0.63552   =   $1,293,448      5.56%        8.74%
  2002      ($744,411)   X   0.56743   =    ($422,399)    -1.81%       -3.19%
  2003     $2,947,798    X   0.50663   =   $1,493,446      6.42%       12.65%
  2004     $3,020,948    X   0.45235   =   $1,366,523      5.87%       12.97%
  2005     $3,095,909    X   0.40388   =   $1,250,386      5.37%       13.29%
  2006     $3,172,724    X   0.36061   =   $1,144,116      4.91%       13.62%
  2007     $3,251,438    X   0.32197   =   $1,046,876      4.50%       13.95%
                                          -----------     ------
Total Present Value of Cash Flows         $12,683,427     54.48%       10.16%
                                                                      Average

Reversion:
  2008     $3,392,912 (1) /   10.00%   =  $33,929,120
         Less: Cost of Sale @  3.00%       $1,017,874
                                          -----------
         Net Reversion                    $32,911,246
         X Discount Factor                    0.32197
                                          -----------

Total Present Value of Reversion          $10,596,541     45.52%

Total Present Value of Cash Flow          $23,279,967    100.00%

           ROUNDED:                       $23,300,000
                                          ===========

          -------------------------------------------------------
           Gross Leasable Area (S.F.):                   172,448
           Per Square Foot of Gross Leasable Area:       $135.11
           Implicit Going-In Capitalization Rate:
             Year One NOI                             $2,339,245
             Going-In Capitalization Rate:                 10.0%
          -------------------------------------------------------

Note: (1) Net Operating Income
================================================================================

                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We employed all three approaches to value in our analysis. The indicated values are shown below:

           Sales Comparison Approach                 $23,500,000
           Income Approach                           $23,300,000

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      Based on the above discussion, we have formed an opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, was:

               TWENTY THREE MILLION THREE HUNDRED THOUSAND DOLLARS
                                   $23,300,000

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The

================================================================================


                                      -66-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       Reconciliation and Final Value Conclusion
================================================================================

estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

      Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about 12 months.

================================================================================


                                      -67-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -68-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -69-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1.    Kelly J. Small inspected the property and prepared the report, and Donald
      R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, reviewed and approved the report.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Donald R. Morris, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

10. We estimate that the prospective market value of the leased fee estate in the existing office building, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, is $23,300,000.


/s/ Kelly J. Small                 /s/ Donald R. Morris
Kelly J. Small                     Donald R. Morris, MA
Appraiser                          Manager, Director
Valuation Advisory Services        Washington, D.C. Valuation Advisory Services
                                   Virginia Certified General Appraisal

==========================================
COMMONWEALTH OF VIRGINIA

Donald R. Morris
No. 40001-002465

Advisory Services
[ILLEGIBLE]
Appraiser
==========================================

================================================================================


                                      -70-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================



================================================================================


                                      -72-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         Addenda
================================================================================


                           Improved Sales Comparables


================================================================================

                                                            OFFICE BUILDING SALE
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                         [SINGLE TENANT OFFICE BUILDING]


            I-1                                Sale

            Building Name:                     Single Tenant Office Building

            Location:                          2051 Mercator
                                               Reston, Fairfax, VA

            Parcel Number:                     017-3-08-3A-0003-A

            Grantor:                           Intergraph Corporation

            Grantee:                           Inter Rest LLC

            Date of Sale:                      03/13/97

            Recording Date:                    03/13/97

            Physical Description:

            Land Area:                         5.23 Acres
            Net Rentable Area:                 67,900 Square Feet
            Year Built:                        1985

                                                            OFFICE BUILDING SALE
================================================================================

     I-1 Continued

       Occupancy at Sale:                              100 %
       Parking:                                        Adjacent Lot
       Quality:                                        Good
       Construction:                                   Concrete & Steel Frame
       Zoning:                                         14, Fairfax County
       Stories:                                        1

     Sale Price:                                       $8,425,000

     Terms of Sale:                                    All Cash Sale

     Economic Indicators:
       Gross Annual Income:                            $894,922
       Less: Operating Expenses:                       $26,848
       Net Operating Income:                           $868,074

     Sale Price/Square Foot (RSF):                     $124.08

     COMMENTS:
       This transaction involves a 20 year leaseback with four 5-year options. The lease rate starts at $13.18 per square foot NNN with a 2 percent escalator. Vacancy and expense are estimated.

     Confirmation Data:
       Date:                                           06/20/97
       By:                                             APPRAISER


DCA4-4288

                                                            OFFICE BUILDING SALE
================================================================================


                               [GRAPHIC OMITTED]
                                    [PHOTO]


          I-2                                  Sale

          Building Name:                       3 Office Buildings

          Location:                            12490-12526 Sunrise Valley Dr.
                                               Reston, Fairfax, VA

          Parcel Number:                       16-4-001-0014B,0028,0029

          Grantor:                             Technology Park Associates
                                               (et al)

          Grantee:                             Spring Communications Company

          Date of Sale:                        12/31/96

          Recording Data:                      Book 9894, Pages 551-552

          Recording Date:                      12/31/96

          Physical Description:

           Land Area:                          40.45 Acres

                                                            OFFICE BUILDING SALE
================================================================================


       I-2 Continued

         Net Rentable Area:                             553,362 Square Feet
         Year Built:                                    1983
         Occupancy at Sale:                             100 %
         Parking:                                       Parking Lot, 1200 Spaces
         Quality:                                       Good
         Construction:                                  Concrete & Steel Frame
         Zoning:                                        14, Fairfax County
         Stories:                                       3

       Sale Price:                                      $76,300,000

       Terms of Sale:                                   First Lincoln National
                                                        Life $11,158,855

       Sale Price/Square Foot (RSF):                    $137.88

       COMMENTS:
         The buyer has leased the subject property since the mid 1980s and will continue to do so.

       Confirmation Data:
         Date:                                          06/20/97
         By:                                            APPRAISER


            DCA4-4289

                                                            OFFICE BUILDING SALE
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]


          I-3                               Sale

          Building Name:                    Dulles Corner-2 Office Bldgs

          Location:                         2411 Dulles Corner Blvd
                                            Reston, Fairfax, VA

          Parcel Number:                    015-4-02-0006-A,0015-A

          Grantor:                          Dulles Corner Properties II LP

          Grantee:                          Prentiss Properties
                                            Acquisition

          Date of Sale:                     12/31/96

          Recording Data:                   Liber 9893 Folio 822

          Recording Date:                   12/31/96

          Physical Description:

           Land Area:                       10.11 Acres

                                                            OFFICE BUILDING SALE
================================================================================

       I-3 Continued

        Net Rentable Area:                              280,672 Square Feet
        Year Built:                                     1990
        Occupancy at Sale:                              100 %
        Parking:                                        374 Open, 561 Covered
        Quality:                                        Good
        Construction:                                   Concrete & Steel Frame
        Zoning:                                         PDC, Fairfax County
        Stories:                                        12

       Sale Price:                                      $41,100,000

       Terms of Sale:                                   All Cash Sale

       Economic Indicators:
        Gross Annual Income:                            $5,613,440
        Effective Gross Income:                         $5,613,440
        Less: Operating Expenses:                       $1,824,368
        Net Operating Income:                           $3,789,072

       Sale Price/Square Foot (RSF):                    $146.43

       COMMENTS:
        The average lease rate from existing tenants was reported at $20 per square foot with operating expenses of $6.50 per square foot per year.

       Confirmation Data:
        Date:                                           06/20/97
        By:                                             APPRAISER


DCA4-4290

                                                            OFFICE BUILDING SALE
================================================================================


                               [GRAPHIC OMITTED]
                                    [PHOTO]


          I-4                                Sale

          Building Name:                     Commerce Executive IV & V

          Location:                          11400, 11440 Commerce Park Dr
                                             Reston, Fairfax, VA

          Parcel Number:                     017-4-12-0011-D5,D7

          Grantor:                           Cornerstone Suburban Office LP

          Grantee:                           Commerce Executive Park IV,Inc

          Date of Sale:                      12/19/96

          Recording Data:                    Liber 9883 Folio 1880, 1883

          Recording Date:                    12/19/96

          Physical Description:

           Land Area:                        6.47 Acres
           Net Rentable Area:                306,690 Square Feet

                                                            OFFICE BUILDING SALE
================================================================================

   I-4 Continued

    Year Built:                                     1988
    Occupancy at Sale:                              100 %
    Parking:                                        18 Open, 767 Covered Spaces
    Quality:                                        Excellent
    Construction:                                   Steel Frame
    Zoning:                                         13, Fairfax County
    Stories:                                        6

   Sale Price:                                      $40,750,000

   Terms of Sale:                                   All Cash Sale

   Economic Indicators:
    Gross Annual Income:                            $5,272,381
    Effective Gross Income:                         $5,410,012
    Less: Operating Expenses:                       $1,625,000
    Net Operating Income:                           $3,732,417

   Sale Price/Square Foot (RSF):                    $132.87

   COMMENTS:
    The building was 100 percent leased to 22 tenants at the time of the sale. Minimal rollover is expected until 2002 when 53% of the leases will expire. The average rent was $16.84 per square foot. The largest tenant is Cordant who occupies 137,000 square feet.
    The building has a significant number of below market leases.

   Confirmation Data:
    Date:                                           06/20/97
    By:                                             APPRAISER


DCA4-4291

                                                                         Addenda
================================================================================


                            Replacement Cost Estimate


================================================================================

================================================================================
                     Estimating Replacement Cost New-Office
================================================================================
Steel Frame, Good Quality (Class A, Good)      GBA (SF)   Unit Cost     Total
                                             -----------------------------------
Base Cost (Section 15, Page 17, June 1997)      172,448    $108.89
Floor Area - Perimeter Adjustment
 (Section 15, Page 34)                                        1.0    $18,777,863
Add Sprinklers (Section 15, Page 33)            172,448      $1.34      $231,080
                                                                     -----------
Replacement Cost New                                       $110.23   $19,008,943
  Current Cost Multiplier                                                   1.00
  Local Cost Multiplier                                                     1.00
Adjusted Replacement Cost New-Building                               $19,008,943
Site Improvements
  Paving - @ 80% land area (Section 66)         365,904      $2.00      $731,808
  Landscaping - Lumps Sum                                                $25,000
  Lighting - Lump Sum                                                    $10,000
                                                                     -----------
Base Site Improvements New                                              $766,808
  Current Cost Multiplier                                                   1.00
  Local Cost Multiplier                                                     1.00
Replacement Cost New - Site Improvements                     $4.45      $766,808
Total Replacement Cost - Building plus
 Site Improvements                                         $114.68   $19,775,751
Indirect Construction Costs
  Developer's Profit (See Note 1)            $3,070,613
  Permanent Loan Fees and Closing Costs
   (See Note 2)                                 353,120
  Construction Loan Fee (See Note 3)            $99,000
  Leasing Commissions (See Note 4)             $596,000
Total Indirect Costs                                        $23.88    $4,118,733
Replacement Cost New, rounded                              $138.56   $23,894,484

Notes:
Note 1: Developer's Profit calculated at 15 percent of direct and indirect costs.
Note 2: Permanent loan fees and closing costs calculated at 2.0 percent of direct and indirect costs using a 75% L/V (loan to value ratio)
Note 3: Construction loan fee is calculated at 0.5 percent of a 75% L/V for direct costs
Note 4: Leasing commission calculated 4% based on 95% occpuancy at market rent

================================================================================

                                                                         Addenda
================================================================================


                          Income and Expense Statements

================================================================================

                   Historical and Budget Operating Statements

                                  Campus Point

Building NRA                      172,448 SF

                                  1994 Actual             1995 Actual             1996 Actual             Budget 1997
                              -------------------     -------------------     -------------------     -------------------
Item                           Amount      Per SF      Amount      Per SF      Amount      Per SF      Amount      Per SF
=========================================================================================================================
INCOME
  Gross Income                $2,223,513   $12.89     $2,284,219   $13.25     $2,284,936   $13.25     $2,284,936   $13.25
  Reimbursements                 358,559     2.08        412,191     2.39        560,093     3.25        567,675    $3.29
                              -------------------------------------------------------------------------------------------
Total Income                  $2,582,072   $14.97     $2,696,410   $15.64     $2,845,029   $16.50     $2,852,611   $16.54
                              -------------------------------------------------------------------------------------------

EXPENSES
  Real Estate Taxes             $182,340    $1.06       $192,858    $1.12       $216,964    $1.26       $258,200     1.50
  Operating Expense              157,348     0.91        155,837     0.90        213,214     1.24        211,927     1.23
  General & Administrative         6,965     0.14         13,770     0.08          8,249     0.05         19,564     0.11
  Management Fee                  29,552     0.17         53,486     0.31         85,869     0.50         85,584     0.50
                              -------------------------------------------------------------------------------------------
  Total Expenses                $376,205    $2.18       $415,950    $2.41       $524,296    $3.04       $575,275    $3.34
                              -------------------------------------------------------------------------------------------

                              -------------------------------------------------------------------------------------------
NET OPERATING INCOME          $2,205,867   $12.79     $2,280,460   $13.22     $2,320,733   $13.46     $2,277,336   $13.21
                              ===========================================================================================
-------------------------------------------------------------------------------------------------------------------------

                                                                         Addenda
================================================================================


                                Pro-ject Reports

================================================================================

                                  CAMPUS POINT
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 o 14:15
                                 TENANT REGISTER
                                 6/20/97 @ 14:15


                  TENANT                    SQUARE FEET   BEGIN DATE    END DATE
---------------------------------------     -----------   ----------   --------

# 1     BELL ATLANTIC                           172,448      2/1994      4/2001
                                            -----------
          1 TENANTS                             172,448
                                            ===========

                                  CAMPUS POINT
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS
                                 6/20/97 @ 14:15

                   1997        1998        1999        2000       2001        2002        2003        2004       2005
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
JANUARY          172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
FEBRUARY         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
MARCH            172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
APRIL            172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
MAY              172,448     172,448     172,448     172,448      -         172,448     172,448     172,448    172,448
JUNE             172,448     172,448     172,448     172,448      -         172,448     172,448     172,448    172,448
JULY             172,448     172,448     172,448     172,448      -         172,448     172,448     172,448    172,448
AUGUST           172,448     172,448     172,448     172,448      -         172,448     172,448     172,448    172,448
SEPTEMBER        172,448     172,448     172,448     172,448      -         172,448     172,448     172,448    172,448
OCTOBER          172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
NOVEMBER         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
DECEMBER         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
AVERAGE SF
  OCCUPIED-OCCA  172,448     172,448    172,448     172,448     100,595     172,448     172,448     172,448     172,448

TOTAL SF-NRA     172,448     172,448    172,448     172,448     172,448     172,448     172,448     172,448     172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
OCCUPANCY %       100.00      100.00      100.00      100.00      58.33      100.00      100.00     100.00      100.00
                 =======     =======     =======     =======    =======     =======     =======     =======    =======

                   2006        2007       2008        2009        2010        2011       2012        2013        2014
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
JANUARY          172,448     172,448     172,448     172,448    172,448     172,448       -         172,448    172,448
FEBRUARY         172,448     172,448     172,448     172,448    172,448     172,448       -         172,448    172,448
MARCH            172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
APRIL            172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
MAY              172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
JUNE             172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
JULY             172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
AUGUST           172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
SEPTEMBER        172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
OCTOBER          172,448     172,448     172,448     172,448    172,448       -         172,448     172,448    172,448
NOVEMBER         172,448     172,448     172,448     172,448    172,448       -         172,448     172,448    172,448
DECEMBER         172,448     172,448     172,448     172,448    172,448       -         172,448     172,448    172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
AVERAGE SF
  OCCUPIED-OCCA  172,448     172,448     172,448     172,448    172,448     129,336     143,707     172,448    172,448

TOTAL SF-NRA     172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------

OCCUPANCY %       100.00      100.00      100.00      100.00     100.00       75.00       83.33      100.00     100.00
                 =======     =======     =======     =======    =======     =======     =======     =======    =======

                   2015        2016        2017        2018       2019        2020        2021        2022       2023
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
JANUARY          172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
FEBRUARY         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
MARCH            172,448     172,448     172,448     172,448    172,448     172,448     172,448       -        172,448
APRIL            172,448     172,448     172,448     172,448    172,448     172,448     172,448       -        172,448
MAY              172,448     172,448     172,448     172,448    172,448     172,448     172,448       -        172,448
JUNE             172,448     172,448     172,448     172,448    172,448     172,448     172,448       -        172,448
JULY             172,448     172,448     172,448     172,448    172,448     172,448     172,448       -        172,448
AUGUST           172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
SEPTEMBER        172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
OCTOBER          172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
NOVEMBER         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
DECEMBER         172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------

AVERAGE SF
  OCCUPIED-OCCA  172,448     172,448     172,448     172,448    172,448     172,448     172,448     100,595    172,448

TOTAL SF-NRA     172,448     172,448     172,448     172,448    172,448     172,448     172,448     172,448    172,448
                 -------     -------     -------     -------    -------     -------     -------     -------    -------
OCCUPANCY %       100.00      100.00      100.00      100.00     100.00      100.00      100.00       58.33     100.00
                 =======     =======     =======     =======    =======     =======     =======     =======    =======

                   2024        2025        2026        2027
                 -------     -------     -------     -------
JANUARY          172,448     172,448     172,448     172,448
FEBRUARY         172,448     172,448     172,448     172,448
MARCH            172,448     172,448     172,448     172,448
APRIL            172,448     172,448     172,448     172,448
MAY              172,448     172,448     172,448     172,448
JUNE             172,448     172,448     172,448     172,448
JULY             172,446     172,448     172,448     172,448
AUGUST           172,448     172,448     172,448     172,448
SEPTEMBER        172,448     172,448     172,448     172,448
OCTOBER          172,448     172,448     172,448     172,448
NOVEMBER         172,448     172,448     172,448     172,448
DECEMBER         172,448     172,448     172,448     172,448
                 -------     -------     -------     -------
AVERAGE SF
OCCUPIED-OCCA    172,448     172,448     172,448     172,448

TOTAL SF-NRA     172,448     172,448     172,448     172,448
                 -------     -------     -------     -------
OCCUPANCY %       100.00      100.00      100.00      100.00
                 =======     =======     =======     =======

                                  CAMPUS POINT
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/97 FOR 31 YEARS
                                 6/20/97 @ 14:15

                            FY1998      FY1999      FY2000      FY2001      FY2002      FY2003      FY2004      FY2005      FY2006
INCOME
------
MINIMUM RENT:
ALL TENANTS               2,353,915   2,353,915   2,353,915   2,157,756   1,978,880   3,017,792   3,093,238   3,170,569   3,249,833
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL MINIMUM RENT        2,353,915   2,353,915   2,353,915   2,157,756   1,978,880   3,017,792   3,093,238   3,170,569   3,249,833

RECOVERIES:
RECOVERIES                  579,819     637,327     657,099     608,798     468,479     741,096     766,105     791,967     818,711
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL RECOVERIES            579,819     637,327     657,099     608,798     468,479     741,096     766,105     791,967     818,711

                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
GROSS RENTAL
 INCOME                   2,933,734   2,991,242   3,011,014   2,766,554   2,447,359   3,758,888   3,859,343   3,962,536   4,068,544
VACANCY ALLOWANCE           (14,669)    (14,956)    (15,055)    (13,833)    (12,237)    (18,794)    (19,297)    (19,813)    (20,343)
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL INCOME              2,919,065   2,976,286   2,995,959   2,752,721   2,435,122   3,740,094   3,840,046   3,942,723   4,048,201

EXPENSES
--------
PROPERTY TAXES              257,381     304,953     315,627     326,674     338,107     349,941     362,189     374,865     387,986
OPERATING EXPENSES          215,018     222,543     230,332     238,394     246,738     255,373     264,312     273,562     283,137
G&A EXPENSES                 19,849      20,544      21,263      22,007      22,778      23,575      24,400      25,254      26,138
MANAGEMENT FEE               87,572      89,289      89,879      82,582      73,054     112,203     115,201     118,282     121,446
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES              579,820     637,329     657,101     669,657     680,677     741,092     766,102     791,963     818,707
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING
 INCOME                   2,339,245   2,338,957   2,338,858   2,083,064   1,754,445   2,999,002   3,073,944   3,150,760   3,229,494

ALTERATIONS                       0           0           0           0   1,385,216           0           0           0           0
COMMISSIONS                       0           0           0           0   1,064,168           0           0           0           0
RESERVES                     43,112      44,621      46,183      47,799      49,472      51,204      52,996      54,851      56,770
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW                 2,296,133   2,294,336   2,292,675   2,035,265    (744,411)  2,947,798   3,020,948   3,095,909   3,172,724

                                  CAMPUS POINT                            PAGE 2
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/97 FOR 31 YEARS
                                 6/20/97 @ 14:15

                           FY2007      FY2008      FY2009      FY2010      FY2011      FY2012      FY2013      FY2014      FY2015
INCOME
------
MINIMUM RENT:
ALL TENANTS               3,331,079   3,414,355   3,499,715   3,587,208   3,676,887   2,319,090   4,360,744   4,469,762   4,581,506
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL MINIMUM RENT        3,331,079   3,414,355   3,499,715   3,587,208   3,676,887   2,319,090   4,360,744   4,469,762   4,581,506

RECOVERIES:
RECOVERIES                  846,365     874,963     904,536     935,118     951,524     568,146   1,032,924   1,083,942   1,120,505
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL RECOVERIES            846,365     874,963     904,536     935,118     951,524     568,146   1,032,924   1,083,942   1,120,505

                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
GROSS RENTAL
 INCOME                   4,177,444   4,289,318   4,404,251   4,522,326   4,628,411   2,887,236   5,393,668   5,553,704   5,702,011
VACANCY ALLOWANCE           (20,887)    (21,447)    (22,021)    (22,612)    (23,142)    (14,436)    (26,968)    (27,769)    (28,510)
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL INCOME              4,156,557   4,267,871   4,382,230   4,499,714   4,605,269   2,872,800   5,366,700   5,525,935   5,673,501

EXPENSES
--------
PROPERTY TAXES              401,565     415,620     430,167     445,223     460,805     476,934     493,626     510,903     528,785
OPERATING EXPENSES          293,047     303,304     313,919     324,906     336,278     348,048     360,229     372,838     385,887
G&A EXPENSES                 27,053      27,999      28,979      29,994      31,043      32,130      33,255      34,418      35,623
MANAGEMENT FEE              124,697     128,036     131,467     134,991     138,158      86,184     161,001     165,778     170,205
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES              846,362     874,959     904,532     935,114     966,284     943,296   1,048,111   1,083,937   1,120,500
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING
 INCOME                   3,310,195   3,392,912   3,477,698   3,564,600   3,638,985   1,929,504   4,318,589   4,441,998   4,553,001

ALTERATIONS                       0           0           0           0           0   2,022,374           0           0           0
COMMISSIONS                       0           0           0           0           0   1,553,652           0           0           0
RESERVES                     58,757      60,814      62,942      65,145      67,425      69,785      72,228      74,756      77,372
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW                 3,251,438   3,332,098   3,414,756   3,499,455   3,571,560  (1,716,307)  4,246,361   4,367,242   4,475,629

                                  CAMPUS POINT                            PAGE 3
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/97 FOR 31 YEARS
                                 6/20/97 @ 14:15

                           FY2016      FY2017      FY2018      FY2019      FY2020      FY2021      FY2022      FY2023      FY2024
INCOME
------
MINIMUM RENT:
ALL TENANTS               4,696,044   4,813,445   4,933,781   5,057,126   5,183,554   5,313,142   4,059,109   5,094,211   6,240,408
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL MINIMUM RENT        4,696,044   4,813,445   4,933,781   5,057,126   5,183,554   5,313,142   4,059,109   5,094,211   6,240,408

RECOVERIES:
RECOVERIES                1,158,313   1,197,409   1,237,837   1,279,643   1,322,874   1,367,580   1,039,933   1,194,111   1,527,028
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL RECOVERIES          1,158,313   1,197,409   1,237,837   1,279,643   1,322,874   1,367,580   1,039,933   1,194,111   1,527,028

                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
GROSS RENTAL
 INCOME                   5,854,357   6,010,854   6,171,618   6,336,769   6,506,428   6,680,722   5,099,042   6,288,322   7,767,436
VACANCY ALLOWANCE           (29,272)    (30,054)    (30,858)    (31,684)    (32,532)    (33,404)    (25,495)    (31,442)    (38,837)
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL INCOME              5,825,085   5,980,800   6,140,760   6,305,085   6,473,896   6,647,318   5,073,547   6,256,880   7,728,599

EXPENSES
----------
PROPERTY TAXES              547,292     566,448     586,273     606,793     628,031     650,012     672,762     696,309     720,679
OPERATING EXPENSES          399,393     413,372     427,840     442,814     458,312     474,353     490,956     508,139     525,924
G&A EXPENSES                 36,870      38,160      39,496      40,878      42,309      43,790      45,322      46,909      48,551
MANAGEMENT FEE              174,753     179,424     184,223     189,153     194,217     199,420     152,206     187,706     231,858
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES            1,158,308   1,197,404   1,237,832   1,279,638   1,322,869   1,367,575   1,361,246   1,439,063   1,527,012
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET OPERATING
 INCOME                   4,666,777   4,783,396   4,902,928   5,025,447   5,151,027   5,279,743   3,712,301   4,817,817   6,201,587

ALTERATIONS                       0           0           0           0           0           0           0   2,852,759           0
COMMISSIONS                       0           0           0           0           0           0           0   2,134,850           0
RESERVES                     80,080      82,883      85,784      88,786      91,894      95,110      98,439     101,884     105,450
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW                 4,586,697   4,700,513   4,817,144   4,936,661   5,059,133   5,184,633   3,613,862    (271,676)  6,096,137

                                  CAMPUS POINT                            PAGE 4
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 6/1/97 FOR 31 YEARS
                                 6/20/97 @ 14:15

                                 FY2025       FY2026       FY2027       FY2028
INCOME
------
MINIMUM RENT:
ALL TENANTS                    6,396,418    6,556,327    6,720,236    4,006,426
                               ---------    ---------    ---------    ---------
TOTAL MINIMUM RENT             6,396,418    6,556,327    6,720,236    4,006,426

RECOVERIES:
RECOVERIES                     1,578,553    1,631,834    1,686,931    1,003,159
                               ---------    ---------    ---------    ---------
TOTAL RECOVERIES               1,578,553    1,631,834    1,686,931    1,003,159

                               ---------    ---------    ---------    ---------
GROSS RENTAL
  INCOME                       7,974,971    8,188,161    8,407,167    5,009,585
VACANCY ALLOWANCE                (39,875)     (40,941)     (42,036)     (25,048)
                               ---------    ---------    ---------    ---------
TOTAL INCOME                   7,935,096    8,147,220    8,365,131    4,984,537

EXPENSES
--------
PROPERTY TAXES                   745,903      772,010      799,030      815,109
OPERATING EXPENSES               544,331      563,383      583,101      594,835
G&A EXPENSES                      50,250       52,009       53,829       54,912
MANAGEMENT FEE                   238,053      244,417      250,954      149,536
                               ---------    ---------    ---------    ---------
TOTAL EXPENSES                 1,578,537    1,631,819    1,686,914    1,614,392
                               ---------    ---------    ---------    ---------
NET OPERATING
 INCOME                        6,356,559    6,515,401    6,678,217    3,370,145

ALTERATIONS                            0            0            0            0
COMMISSIONS                            0            0            0            0
RESERVES                         109,141      112,961      116,914      121,006
                               ---------    ---------    ---------    ---------
CASH FLOW                      6,247,418    6,402,440    6,561,303    3,249,139

                                  CAMPUS POINT
                            PROJECT DESIGNATOR: CAMP
                            REVISION: 6/20/97 @ 14:15
                            PROJECT ASSUMPIONS REPORT
                              INCLUDING ALL TENANTS
                                 6/20/97 @ 14:16

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF CAMPUS POINT BEGINNING 6/1997
FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRA
1997 VALUE  -      172,448
THEREAFTER  -  CONSTANT

OCCA
1997 VALUE -     172,448
1998 VALUE -     172,448
1999 VALUE -     172,448
2000 VALUE -     172,448
2001 VALUE -     100,595
2002 VALUE -     172,448
2003 VALUE -     172,448
2004 VALUE -     172,448
2005 VALUE -     172,448
2006 VALUE -     172,448
2007 VALUE -     172,448
2008 VALUE -     172,448
2009 VALUE -     172,448
2010 VALUE -     172,448
2011 VALUE -     129,336
2012 VALUE -     143,707
2013 VALUE -     172,448
2014 VALUE -     172,448
2015 VALUE -     172,448
2016 VALUE -     172,448
2017 VALUE -     172,448
2018 VALUE -     172,448
2019 VALUE -     172,448
2020 VALUE -     172,448
2021 VALUE -     172,448
2022 VALUE -     100,595
2023 VALUE -     172,448
2024 VALUE -     172,448
2025 VALUE -     172,448
2026 VALUE -     172,448
2027 VALUE -     172,448
THEREAFTER  -  CONSTANT

GROWTH RATES
------------

INC1
1997 VALUE -      3.50

THEREAFTER - CONSTANT

EXP
1997 VALUE -      3.50
THEREAFTER - CONSTANT

ESCL
1997 VALUE -      2.50
THEREAFTER - CONSTANT

MARKET RATES
------------

MKT1
1997 VALUE -      15.00

THEREAFTER - GROWING AT GROWTH RATE INC1

TINW
1997 VALUE -      10.00
THEREAFTER - GROWING AT GROWTH RATE EXP

TIRN
 +50.0% OF TINW

TIWA
 +40.0% OF TINW +60.0% OF TIRN

RESR
1997 VALUE -      0.25
THEREAFTER - GROWING AT GROWTH RATE EXP

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

PROPERTY TAXES    , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      226,531
1998 VALUE -      300,570
THEREAFTER - GROWING AT GROWTH RATE EXP

OPERATING EXPENSES, REFERRED TO AS OPEX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      211,927
THEREAFTER - GROWING AT GROWTH RATE EXP

G&A EXPENSES      , REFERRED TO AS G&A
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -       19,564
THEREAFTER - GROWING AT GROWTH RATE EXP

MANAGEMENT FEES   , REFERRED TO AS MGMT
AN INFORMATIONAL EXPENSE
1997 VALUE -       86,519
1998 VALUE -       89,046
1999 VALUE -       89,628
2000 VALUE -       90,230
2001 VALUE -       56,993
2002 VALUE -      110,973
2003 VALUE        113,938
2004 VALUE -      116,984
2005 VALUE -      120,113
2006 VALUE -      123,327
2007 VALUE -      126,629
2008 VALUE -      130,022
2009 VALUE -      133,507
2010 VALUE -      137,087
2011 VALUE -      104,237
2012 VALUE -      132,854
2013 VALUE -      163,962
2014 VALUE -      168,339
2015 VALUE        172,836

2016 VALUE -      177,455
2017 VALUE -      182,200
2018 VALUE -      187,075
2019 VALUE -      192,083
2020 VALUE -      197,227
2021 VALUE -      202,512
2022 VALUE -      126,638
2023 VALUE -      229,325
2024 VALUE -      235,451
2025 VALUE -      241,744
2026 VALUE -      248,208
2027 VALUE -      254,849
THEREAFTER - CONSTANT

RECOVERIES       , REFERRED TO AS RECV
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEX
+100.0% OF G&A +100.0% OF MGMT

RECOVERIES       , REFERRED TO AS 0001
AN INFORMATIONAL EXPENSE
1997 VALUE -       0.00
THEREAFTER - CONSTANT

NOT USED         , REFERRED TO AS 0000
AN INFORMATIONAL EXPENSE
ZERO

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -        0.50
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1997 VALUE -      3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -  4.000%  OF TOTAL RENT

STANDARD METHOD #2 -  2.000%  OF TOTAL RENT

STANDARD METHOD #3 -  3.200%  OF TOTAL RENT

STANDARD METHOD #4 -  0.000%  OF TOTAL RENT

STANDARD METHOD #5 -  0.000%  OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

1997 VALUE  -       0.00
1998 VALUE  -       0.00
1999 VALUE  -       0.00
2000 VALUE  -       0.00
2001 VALUE  -       0.00
2002 VALUE  -       0.00
2003 VALUE  -       0.00
2004 VALUE  -       0.00
2005 VALUE  -       0.00
2006 VALUE  -       0.00
2007 VALUE  -       0.00
2008 VALUE -        0.00
2009 VALUE -        0.00
2010 VALUE -        0.00
2011 VALUE -        0.00
THEREAFTER - CONSTANT

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE NRA

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

          PERCENT OF      RELATIVE
MONTH    ANNUAL SALES      VOLUME
-----    ------------     --------
JAN          8.33%           1.00
FEB          8.33%           1.00
MAR          8.33%           1,00
APR          8.33%           1.00
MAY          8.33%           1.00
JUN          8.33%           1.00
JUL          8.33%           1.00
AUG          8.33%           1.00
SEP          8.33%           1.00
OCT          8.33%           1.00
NOV          8.33%           1.00
DEC          8.33%           1.00
           -------        -------
TOTALS     100.00%          12.00

GLOBAL RECOVERIES
-----------------

[ILLEGIBLE] Year Expense , REFERRED TO AS BYES
PRO RATA SHARE RECOVERY OF EXPENSE 0001
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

                 , REFERRED TO AS INGR
PRO RATA SHARE RECOVERY OF EXPENSE 0000
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

TENANTS
-------

THERE ARE A TOTAL OF   1 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

#  1 - BELL ATLANTIC
BASE LEASE DATES:         2/1994 TO  4/2001
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:          172,448
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -     13.65/SF/YR
THEREAFTER     GROWING AT   0.00%

RECOVERIES:

RECOVERIES
PRO RATA SHARE RECOVERY OF EXPENSE RECV
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS:    NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

           LENGTH      VACANT  SQ FT     MONTHS OF
 TERM   YEARS.MONTHS   MONTHS INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
 ----   ------------   ------ --------   ---------   -----------   -----------
   1       10.00          5     NONE        NONE         YES           YES
   2       10.00          5     NONE        NONE         YES           YES
   3       10.00          5     NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE ESCL PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

RECOVERIES
PRO RATA SHARE RECOVERY OF EXPENSE RECV
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NBA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS:  STANDARD METHOD #3
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE TIWA
RENEWAL PAYOUT        CASHED OUT

                                                                         Addenda
================================================================================


                                 Investor Survey


================================================================================

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                                         Addenda
================================================================================

                            Appraiser Qualifications


================================================================================

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Professional Affiliations:

      Member of the Appraisal Institute (MAI Designations #9812) District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser (#4001002465) State of Maryland Certified General Real Estate Appraiser (#7220) State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

      Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

      Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

      Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

      Experience includes appraisal of the following types of property:

      Office Buildings           Medical Office Buildings
      Regional Malls             Power Centers
      Outlet Centers             Community & Neighborhood Shopping Centers
      Department Stores          Industrial Buildings
      Residential Subdivisions   Single Family Residences
      Multi-Family Properties    Condominiums/Duplexes
      Subdivision Analysis       Farm/Ranch
      Mixed Use Properties       Golf Courses
      Grape Vineyards            Special Purpose Facilities
      Commercial Land            Hotel/Motel
      Ad Valorem Tax Appeals

      Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

      Qualified as an expert witness in state and federal real estate court cases.

Education:

      Bachelor of Arts (Political Science), 1981
      University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================
                                                           Donald R. Morris, MAI

Professional Affifliations:

      Member of the Appraisal Institute (MAI Designations #9812) District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser (#4001002465) State of Maryland Certified General Real Estate Appraiser (#7220) State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

      Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

      Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

      Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

      Experience includes appraisal of the following types of property:

      Office Buildings               Medical Office Buildings
      Regional Malls                 Power Centers
      Outlet Centers                 Community & Neighborhood Shopping Centers
      Department Stores              Industrial Buildings
      Residential Subdivisions       Single Family Residences
      Multi-Family Properties        Condominiums/Duplexes
      Subdivision Analysis           Farm/Ranch
      Mixed Use Properties           Golf Courses
      Grape Vineyards                Special Purpose Facilities
      Commercial Land                Hotel/Motel
      Ad Valorem Tax Appeals

      Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

      Qualified as an expert witness in state and federal real estate court cases.

Education:

      Bachelor of Arts (Political Science), 1981
      University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================
                                                           Donald R. Morris, MAI

Appraisal Institute Courses:

            #1Al - Real Estate Appraisal Principles
            #1A2 - Basic Valuation Procedures
            #1Bl - Capitalization Theory & Techniques, Part A
            #1B2 - Capitalization Theory & Techniques, Part B
            #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI) #21 - Case Studies in Real Estate Valuation
            #22 - Report Writing and Valuation Analysis
            #82 - Residential Valuation Procedures

Additional Accredited Real Estate Courses:

            Real Estate Appraisal
            Principles of Real Estate
            Real Estate Marketing
            Real Estate Finance
            Property Management

            Federal National Mortgage Corporation (Fannie Mae) - Appraisal Training

Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members.

                                                                  QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

Professional Affiliations:

      Candidate Member of the Appraisal Institute (#M921847) State of Maryland Certified General Real Estate Appraiser (#20143) Maryland Salesperson License (#313081)

      Appraisal/Real Estate Experience:

      Appraiser, Cushman & Wakefield of Washington, D.C., Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Affordable Housing Group. October, 1995 to present.

      Staff Appraiser, Legg Mason Realty Group, Inc., Baltimore, Maryland. February, 1990, through October, 1995.

      Other work experience includes financial analyst, market research analyst and real estate settlement work.

      Experience includes appraisal of the following types of property:

      Office Buildings                         Shopping Centers
      Subdivision Development Analysies        Industrial Facilities
      Commercial Land                          Multi-Family Properties
      Single Family Residences                 Leasehold/Leased Fee Interests
      Hotel                                    Special Purpose Facilities
      Manufacturing Facilities                 Warehouse Facilities

      Education:

      Bachelor of Science (Finance), 1990
      University of Baltimore, Baltimore, Maryland

      Masters of Science (Real Estate Development), 1996
      The Johns Hopkins University, Baltimore, Maryland

      Appraisal Institute Courses:

      #1Al - Real Estate Appraisal Principles
      #1A2 - Basic Valuation Procedures
      #1B1 - Capitalization Theory & Techniques, Part A
      #1B2 - Capitalization Theory & Techniques, Part B
      #410 - Standards of Professional Appraisal Practice, Part A (USPAP)

                                                                  QUALIFICATIONS
================================================================================
                                                                  Kelly J. Small

      #420 - Standards of Professional Appraisal Practice, Part B (Al) #540 - Report Writing and Valuation Analysis
      #550 - Advanced Applications

      Specific course work and seminars:

      The new URAR Appraisal Reports, Emerging Trends
      Affordable Housing Tax Credit Coalition seminars